UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
LIFEVANTAGE CORPORATION
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LifeVantage Corporation
3300 Triumph Blvd., Suite 700
Lehi, Utah 84043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD November 7, 2024

Dear Stockholders:
Notice is hereby given that the fiscal year 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of LifeVantage Corporation, a Delaware corporation (the “Company”), will be held in person on November 7, 2024, at 1:00 P.M. Mountain Time at our offices located at 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043. At the Annual Meeting, we will ask you to:
1.Elect eight directors, each to hold office for a one-year term expiring at our fiscal year 2026 Annual Meeting of Stockholders or until his or her respective successor is elected and qualified (Proposal 1);
2.Approve, on an advisory basis, a resolution approving the compensation of our named executive officers (commonly referred to as a “Say-On-Pay” proposal) (Proposal 2);
3.Ratify the appointment of Deloitte & Touche, LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending June 30, 2025 (Proposal 3);
4.Approve an amendment to the 2017 Long-Term Incentive Plan (the "2017 Plan") (Proposal 4);
5.Approve an amendment to the 2019 Employee Stock Purchase Plan (the "ESPP") (Proposal 5); and
6.Approve, on an advisory basis, a resolution approving the frequency of future stockholder advisory votes on the compensation of our named executive officers of one, two, or three years (Proposal 6).
Stockholders may also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Company’s Board of Directors (the “Board”) unanimously recommends that you vote “FOR” the election of each of the eight director candidates recommended by the Board in Proposal 1 and “FOR” Proposals 2, 3, 4, 5, and 6.
The Board has fixed the close of business on September 16, 2024 (the “Record Date”), as the Record Date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment or postponement thereof. Additional details regarding the Annual Meeting, the business to be conducted, and information about the Company that you should consider when you vote your shares are described in this proxy statement.
We are taking advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet. Instead of mailing printed copies of our proxy statement and Annual Report on Form 10-K for the year ended June 30, 2024 (the "Annual Report"), we are mailing a Notice of Internet Availability of Proxy Materials ("Notice of Availability" or "Notice"). We intend to mail the Notice of Availability to our stockholders on or about September 20, 2024. The Notice of Availability contains instructions on how to access our proxy statement and Annual Report to stockholders on the Internet and how to submit your vote online or by telephone. The Notice of Availability also contains instructions on how you can, alternatively, receive a paper copy of the proxy statement and Annual Report and a return, postage prepaid envelope. We believe this e-proxy process expedites stockholders’ receipt of proxy materials, lowers our costs associated with the Annual Meeting and reduces the environmental impact of our Annual Meeting.
Whether or not you expect to attend the Annual Meeting, your vote is very important. We encourage you to submit your proxy as soon as possible: (i) by accessing the Internet site; (ii) by calling the toll-free number described in the proxy materials; or (iii) by signing, dating and returning a paper proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares of record are held by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
Thank you for your ongoing support and continued interest in the Company. We look forward to seeing you at the Annual Meeting.
i

Lehi, Utah	By Order of our Board of Directors
September 20, 2024	/s/ Steven R. Fife
Steven R. Fife
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 7, 2024:
This notice, the accompanying proxy statement, and Annual Report to stockholders are available at
https://lifevantage.gcs-web.com/financial-information/sec-filings.
ii

iii

LifeVantage Corporation
3300 Triumph Blvd., Suite 700
Lehi, Utah 84043
_________________________________________________________________________________________

PROXY STATEMENT FOR LIFEVANTAGE CORPORATION
2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
November 7, 2024
_________________________________________________________________________________________
INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXY
General
This proxy statement is furnished to stockholders of LifeVantage Corporation, a Delaware corporation, sometimes referred to as “we,” “us,” “our,” the “Company” or “LifeVantage,” in connection with the solicitation of proxies for use at the fiscal year 2025 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting” or the “Fiscal Year 2025 Annual Meeting”) of LifeVantage to be held in person on November 7, 2024, at 1:00 P.M. Mountain Time, at our offices located at 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043, for the purposes set forth in the Notice of Annual Meeting. This solicitation of proxies is made on behalf of the Company’s Board of Directors (the “Board”).
Our Fiscal Year
Our fiscal year ends on June 30 of each year. In this proxy statement, when we refer to our fiscal year, we mean the twelve-month period ending on June 30 of the stated year. For example, “fiscal year 2025” refers to the twelve-month period from July 1, 2024 through June 30, 2025.
Why am I receiving these materials?
You are receiving these proxy materials from us because you were a stockholder of record at the close of business on September 16, 2024 (the "Record Date"). Our Board is soliciting your proxy to vote your shares at the Annual Meeting on the matters to be considered at that meeting. On or about September 20, 2024, we intend to begin sending to our stockholders the Notice of Internet Availability of Proxy Materials (the "Notice of Availability" or "Notice") containing instruction on how to access this proxy statement for the Annual Meeting (this "proxy statement") and our annual report to stockholders (the "Annual Report"). This proxy statement includes information that we are required to provide to you under the U.S. Securities and Exchange Commission (the “SEC”) rules and that is designed to assist you in voting your shares.
Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Availability in the mail rather than mailing printed copies of a full set of proxy materials. The Notice of Availability also instructs stockholders on how they may submit their proxy over the telephone or Internet and vote at the Annual Meeting. If a stockholder who received a Notice of Availability would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice of Availability.
Where and when is the Annual Meeting?
The Annual Meeting will take place on November 7, 2024, at 1:00 P.M. Mountain Time, at our offices located at 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043.
What am I voting on?
The following matters are scheduled to be voted on by stockholders at the Annual Meeting:
•The election of eight directors to our Board (Proposal 1);
•The approval of a non-binding, advisory resolution approving the compensation of our named executive officers (commonly referred to as a “Say-On-Pay” proposal) (Proposal 2);
•The ratification of the selection of the appointment of Deloitte & Touche, LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending June 30, 2025 (Proposal 3);
•The approval of an amendment to the 2017 Long-Term Incentive Plan (the "2017 Plan") (Proposal 4);
•The approval of an amendment to the 2019 Employee Stock Purchase Plan (the "ESPP") (Proposal 5); and
•The approval of a non-binding, advisory resolution approving the frequency of future stockholder advisory votes on the compensation of our named executive officers of one, two, or three years (Proposal 6).

Stockholders may also consider such other business as may properly come before the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on September 16, 2024, the Record Date, will be entitled to vote at the Annual Meeting. As of the Record Date, we had 12,484,004 shares of common stock outstanding and entitled to vote.
Stockholders of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote by proxy or vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy as soon as possible by: (1) accessing the Internet site or calling the toll-free number listed in the proxy materials; or (2) if applicable, signing, dating, and returning a proxy card to ensure your vote is counted.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank, Trustee or Other Nominee
If on the Record Date your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting provided that you bring with you proof of your beneficial ownership of shares, such as a brokerage account statement. However, if you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.
How do I vote?
Registered Stockholders. If you are a stockholder of record, you may vote by Internet, by telephone or by mail (if you received a proxy card by mail) as described below. Stockholders also may attend the meeting and vote in person.
•Voting Your Proxy by Mail. You may vote by mail by requesting, completing and mailing in a paper proxy card, as outlined in the Notice. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person.
•Voting on the Internet. To vote on the Internet, access http://www.proxyvote.com and follow the on-screen instructions.
•Voting by Telephone. To vote by phone, call toll free 1-800-690-6903 from any touch-telephone and follow the instructions.
•Voting in Person. To vote in person, attend the Annual Meeting and we will give you a ballot when you arrive.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on November 6, 2024.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. See “Can I change my vote after submitting my proxy?” below.
Beneficial Owners. If you are a beneficial owner of shares registered in the name of a brokerage firm, bank, dealer, or other similar organization, you should have received voting instructions from that organization rather than from us. You may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting. Each proposal will be approved if the votes cast "FOR" the proposal exceed the votes cast "AGAINST" the proposal. With respect to the election of directors, in an uncontested election, directors are elected by the vote of the majority of the votes cast with respect to such director. This means that the number of shares voted "FOR" a nominee for election as director must exceed the number of votes cast "AGAINST"

that director nominee. Because neither abstentions nor broker non-votes are considered cast with respect to a proposal, abstentions and broker non-votes will have no effect and will not be counted towards the vote total for any proposal.
What are broker non-votes?
When a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name” on particular proposals, the shares not voted are called “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority on certain “non-routine” proposals under the rules of the NYSE Stock Exchange (“NYSE rules”) and the beneficial owner has not instructed the broker how to vote on these proposals. The ratification of the selection of our independent registered public accounting firm is the only proposal at the Annual Meeting that is considered a “routine” matter under the rules and interpretations of the NYSE rules with respect to broker non-votes.
How many votes are needed to approve each proposal?
Proposal 1: Election of Eight Directors. In an uncontested election, directors are elected by the vote of the majority of the votes cast with respect to such director. This means that the number of shares voted "FOR" a nominee for election as director must exceed the number of votes cast "AGAINST" that director nominee. If you hold your shares through a broker, bank, trust, or other nominee and you do not instruct the broker, bank, trustee, or nominee on how to vote on this proposal, your broker, bank, trustee, or nominee will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast "FOR" or "AGAINST" any director nominee, and therefore will not have any effect on the outcome of this proposal. We have also implemented a policy for director resignations, applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. For more information see “Proposal One - Election of Directors.”
Proposal 2: The Approval of a Non-Binding, Advisory Resolution Approving the Compensation of Our Named Executive Officers. The non-binding advisory resolution approving the compensation of our named executive officers will be approved by our stockholders if the votes cast "FOR" the proposal exceed the votes cast "AGAINST" the proposal. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted and accordingly will have no effect on the outcome of this proposal. Broker non-votes are not considered to be represented in person or by proxy as to this proposal and therefore will have no effect on the outcome of this proposal. The advisory resolution is non-binding but will be considered by our Board and the compensation committee in making decisions affecting executive compensation.
Proposal 3: Ratification of the Selection of the Appointment of Deloitte as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2025. The ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2025 will be approved by our stockholders if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Properly executed proxies marked “ABSTAIN” and any broker non-votes with respect to this proposal will not be voted and accordingly will have no effect on the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal.
Proposal 4: Approval of an Amendment to the 2017 Plan. The amendment to the 2017 Plan will be approved by our stockholders if the votes cast "FOR" the proposal exceed the votes cast "AGAINST" the proposal. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted and accordingly will have no effect on the outcome of this proposal. Broker non-votes are not considered to be represented in person or by proxy as to this proposal and therefore will have no effect on the outcome of this proposal.
Proposal 5: Approval of an Amendment to the ESPP. The amendment to the ESPP will be approved by our stockholders if the votes cast "FOR" the proposal exceed the votes cast "AGAINST" the proposal. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted and accordingly will have no effect on the outcome of this proposal. Broker non-votes are not considered to be represented in person or by proxy as to this proposal and therefore will have no effect on the outcome of this proposal.
Proposal 6: Approval of a Non-Binding, Advisory Resolution Approving the Frequency of Future Stockholder Advisory Votes on the Compensation of Our Named Executive Officers. The non-binding advisory resolution approving the frequency of future stockholder advisory votes on the compensation of our named executive officers is not a binary vote to either approve or disapprove of the recommendation of our Board. The frequency alternative that receives a plurality of the total votes cast on Proposal 6 will be considered approved as the frequency alternative preferred by stockholders. You may vote for a frequency of future stockholder votes on the compensation of our named executive officers of every “1 YEAR,”,

“2 YEARS,” “3 YEARS” or “ABSTAIN.” Abstentions and broker non-votes will not affect the outcome of Proposal 6, other than counting towards the quorum of the Annual Meeting.
What does it mean if I receive more than one proxy card or Notice?
If you receive more than one proxy card or Notice, your shares are likely registered in more than one name or are registered in different accounts. Please complete, sign, and return each proxy card, or submit a proxy for each Notice, to ensure that all of your shares are voted.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, or without marking your voting selection as to a particular proposal, your shares will be voted “FOR” the election of all eight nominees for director and “FOR” Proposals 2, 3, 4, 5, and 6, to the extent your proxy card does not indicate otherwise. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.
Can I change my vote after I have voted?
Yes. You can revoke your proxy at any time before the polls close at the Annual Meeting, unless otherwise provided below. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card by mail with a later date;
•You may submit another proxy over the Internet or by telephone, as instructed herein;
•You may send a written notice that you are revoking your proxy to our Corporate Secretary at LifeVantage Corporation, Attn: Corporate Secretary, 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043; or
•You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank, trustee or other nominee as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the shares outstanding as of the Record Date are represented by stockholders present at the meeting in person or by proxy. As of the Record Date, we had 12,484,004 shares of common stock outstanding and entitled to vote. Thus, at least 6,242,003 shares of common stock must be represented by stockholders present at the meeting in person or by proxy to constitute a quorum.
Your shares will be counted towards the quorum if you submit a valid proxy or if you vote at the Annual Meeting. Abstentions and non-broker votes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.
Who is paying for this proxy solicitation?
The Company will pay the entire cost of soliciting proxies. In addition to these mailed proxy materials and the use of the Internet, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.
We also engaged Sodali & Co., 470 West Ave, Stamford, CT 06902 ("Sodali") to assist with the solicitation of proxies in connection with the Annual Meeting. We have agreed to pay Sodali a fee of approximately $10,000 plus reimbursement of expenses for their services. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding solicitation materials to beneficial owners.
When are stockholder proposals due for next year’s annual meeting?
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement.
Stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). To be eligible for inclusion in the proxy statement relating to our fiscal year 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), stockholder proposals must be submitted in writing to LifeVantage Corporation, Attention: Corporate Secretary at 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043 and must be received by us no later than May 23, 2025, and must otherwise satisfy the conditions established by the SEC, for stockholder proposals to be included in the proxy statement for that meeting. In addition, our Amended and Restated Bylaws (the “Bylaws”) include other requirements for the submission of proposals and the nomination of candidates for director.
Stockholder Proposals for Presentation at Next Year’s Annual Meeting.
If a stockholder wishes to present a proposal, including a director nomination, at our 2026 Annual Meeting, and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to LifeVantage Corporation, Attention: Corporate Secretary at 3300 N. Triumph Blvd., Suite 700, Lehi, Utah 84043 not less than 90 days, or August 9, 2025, nor more than 120 days, or July 10, 2025, prior to the first anniversary of the date of the Fiscal Year 2025 Annual Meeting, except that if the 2026 Annual Meeting date is changed by more than 30 days from the anniversary date of the Fiscal Year 2025 Annual Meeting, such notice must be delivered not earlier than 120 days prior to the anniversary date of the Fiscal Year 2025 Annual Meeting date, and not later than the close of business on the later of the 90th day prior to the such annual meeting, or the 10th day following the day on which we first mail notice of the date of the annual meeting, or publicly announce the 2026 Annual Meeting date, whichever occurs first. If a stockholder fails to give timely notice of a proposal, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2026 Annual Meeting. You are advised to review our Bylaws, which include other requirements for advance notice of the submission of stockholder proposals and the nomination of candidates for director.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees, other than the Company’s nominees, must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 8, 2025.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. We expect to report final voting results in a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. You can obtain a copy of the Form 8-K, and any related amendments, once it is filed on our website at http://investor.lifevantage.com/financial-information/sec-filings, or through the EDGAR system at www.sec.gov. Our website does not constitute part of this proxy statement.
IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE PROXY CARD TO VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR IDENTIFIED IN PROPOSAL 1 (UNLESS AUTHORITY IS WITHHELD BY THE STOCKHOLDER GRANTING THE PROXY) AND “FOR” EACH OF PROPOSALS 2, 3, 4, AND 5, AND "1 YEAR" WITH RESPECT TO PROPOSAL 6. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY THE COMPANY’S BOARD, UNLESS THE STOCKHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS.
Do I have appraisal or dissenters’ rights?
None of the applicable Delaware law, our Certificate of Incorporation (the “Charter”), nor our Bylaws, provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals set forth in this proxy statement. Accordingly, you will have no right to dissent or obtain payment for your shares in connection with such proposals.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board currently consists of the following eight individuals: Rajendran Anbalagan, Michael A. Beindorff, Steven R. Fife, Raymond B. Greer, Dayton Judd, Cynthia Latham, Darwin K. Lewis and Garry Mauro. Each of these individuals will be standing for election at our Annual Meeting. Currently, the authorized size of the Board is eight directors, comprised of the eight individuals listed above.
Each director elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or, if sooner, until the director’s death, resignation, or removal.
We encourage all directors to attend the Annual Meeting. All of the seven directors who were serving as of last year’s annual meeting of stockholders attended that meeting.
If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares represented by a duly executed proxy will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given. Each of the Company’s nominees for election has agreed to serve as a nominee, be named in a proxy statement and serve as a director, if elected. Our management has no reason to believe that any of the Company’s nominees will be unable to serve. Dayton Judd was appointed to our Board and is a nominee for election as a director at the Annual Meeting in connection with the Cooperation Agreement. Other than the Cooperation Agreement, there are no arrangements or understandings between any Company nominee and any other person pursuant to which he or she was selected as a Company nominee. See the section entitled “Corporate Governance – Cooperation Agreement” for additional information relating to the Cooperation Agreement.
The following information is furnished with respect to each of the nominees for election as director at the Annual Meeting as of the Record Date.

Name	Age	Position with Company
Mr. Rajendran Anbalagan	48	Independent Director
Mr. Michael A. Beindorff	72	Independent Director
Mr. Steven R. Fife	64	President, Chief Executive Officer, and Director
Mr. Raymond B. Greer	61	Chairman, Independent Director
Mr. Dayton Judd	53	Independent Director
Ms. Cynthia Latham	66	Independent Director
Mr. Darwin K. Lewis	65	Independent Director
Mr. Garry Mauro	76	Independent Director
MR. RAJENDRAN ANBALAGAN. Mr. Anbalagan has been an independent member of our Board since August 2024. He has over 20 years of experience managing and executing large technology and e-commerce programs. Mr. Anbalagan has served as Chief Information and Product Transformation Officer at Caesars Entertainment (“Caesars”) since June 2023, where he is responsible for technology and digital growth of the company. Prior to joining Caesars, from December 2011 to May 2023, Mr. Anbalagan served as Senior Vice President of Digital Technology & Innovation at Panera LLC (“Panera”), where he was responsible for guiding product strategy on digital technology advancements, growth innovation, and enterprise architecture. Prior to joining Panera, from 1998 to 2011, Mr. Anbalagan worked in various executive leadership positions at AT&T, overseeing global distribution organization and technology integration across a multitude of products and platforms. Mr. Anbalagan earned a Bachelor of Computer Science and Engineering from the University of Madras in 1997 and a Master of Business Administration from University of Missouri-Saint Louis in 2008. The Board believes that Mr. Anbalagan’s extensive technology experience and transformational digital skills qualify him to serve on the Board.
MR. MICHAEL A. BEINDORFF. Mr. Beindorff has been an independent member of our Board since January 2012. He is an accomplished leader and board director with diverse experience in transformational leadership, public, private, and not-for-profit board service, general management, strategic planning, digital transformation, marketing, and branding and operations across a variety of business environments large and small. He is currently Managing Partner of BJ Capital Partners LLC, a firm focused on syndicating investments in multi-family and other commercial real estate properties, a role he has held since 2022. He has also served on the boards of The World Poker Tour, the California Higher Education Loan Authority, and PlanetRX.com, among other board and advisory roles. From 2008 to 2022, Mr. Beindorff served as Principal of The Far Niente Group, a private investment entity focused on investing for long-term capital appreciation. From 2004 to 2008, he served as Chief Operating Officer of Exclusive Resorts, a private club for luxury travel experience. From 2002 to 2004, he served as Principal and President of the Greentree Group, a management consultancy focused on helping clients build strong brands and effective business models. From 1999 to 2002, he served first as President and COO and then as Chairman and Chief Executive

Officer of PlanetRx.com, an internet pharmacy and on-line health portal. From 1995 to 1999, he served as Executive Vice President of Marketing, Operations and Product Management for VISA. Previously, he held various positions leading global advertising, marketing and brand management for Rhodes Furniture (1993 to 1995) and The Coca-Cola Company (1978 to 1993). Mr. Beindorff received his Bachelor of Science degree in Business Administration from the University of Alabama and his Masters of Business Administration from the Goizueta Business School at Emory University. The Board believes that Mr. Beindorff’s accomplishments and long-term experience as a leader of business sectors qualifies him to serve on the Board.
MR. STEVEN R. FIFE. Mr. Fife was appointed as our Chief Financial Officer in March 2017, as our Interim President and Chief Executive Officer in September 2020, and as our President and Chief Executive Officer and a member of our Board in February 2021. Prior to joining our Company, Mr. Fife served as Chief Financial Officer for Evidera, Inc. (“Evidera”), a private equity sponsored professional services firm, from May 2014 to June 2016. Prior to joining Evidera, from October 2012 to December 2013, Mr. Fife served as Chief Financial Officer for Active Power, Inc., a publicly traded producer of kinetic energy storage systems that was later sold to Piller Power Systems Inc. In addition, from March 2011 to August 2012, Mr. Fife served as Interim Chief Financial Officer for Women’s Initiative for Self Employment, and from April 2007 to August 2010 as the Executive Vice President and Chief Financial Officer of LECG. Mr. Fife also served in a variety of financial roles for Gilead Sciences, Amkor Technologies and JDS Uniphase. Mr. Fife began his career at Deloitte and is a Certified Public Accountant. Mr. Fife also serves on the board of directors for LifeVantage Legacy, Inc. Mr. Fife earned his Bachelor of Science degree in Accounting from Brigham Young University. The Board believes Mr. Fife’s broad experience as a chief financial officer with multiple well respected organizations, as well as his current role as President and Chief Executive Officer of the Company, qualifies him to be on the Board.
MR. RAYMOND B. GREER. Mr. Greer has been an independent member of our Board since February 2017 and has served as the Chair of our Board since November 2023. Mr. Greer has over 35 years of technology and supply chain experience. Since February 2022, Mr. Greer has served as an Operating Partner for Welsh Carson Anderson & Stowe, a private equity firm, where he focuses on Supply Chain technology investments. Previously he served as the Chief Executive Officer of Omnitracs, LLC, a Vista Equity backed provider of innovative software and SaaS fleet management solutions serving the transportation sector from February 2018 to July 2021. Prior to that, from February 2011 to February 2018, Mr. Greer served as the President of BNSF Logistics, LLC, an international third-party logistics provider and a wholly-owned subsidiary of Burlington Northern Santa Fe, LLC, a Berkshire Hathaway company. From March 2005 to January 2010, Mr. Greer served as President and Chief Executive Officer of Greatwide Logistics Services, a non-asset based logistics and transportation services company. From December 2002 to March 2005, Mr. Greer served as President and Chief Executive Officer for Newgistics, Inc., a reverse logistics company. Mr. Greer has also held senior management positions for Ryder and FedEx Corporation. From 2010 to 2018, Mr. Greer served as a director of DCT Industrial Trust, an industrial Real Estate Investment Trust. Mr. Greer earned a Bachelor of Science degree in Mathematics from the University of Utah and an Executive Masters in Information Systems & Telecommunications from Christian Brothers University. Mr. Greer brings to our Board deep experience in international logistics, supply chain management and technology. The Board believes that Mr. Greer’s sustained leadership experience in supply chain and technology related fields provides important insight in the Company’s corporate strategy, which qualifies him to be on the Board.
MR. DAYTON JUDD. Mr. Judd has been an independent member of our Board since February 2024. Mr. Judd has served as the Chief Executive Officer of FitLife Brands, Inc. (NASDAQ: FTLF) ("FitLife"), a national provider of innovative and proprietary nutritional supplements and wellness products for health-conscious consumers, since February 2018, and founder and Managing Member of Sudbury Capital Management, LLC, a provider of investment advisory services, since 2012. Prior to that, he served as a Portfolio Manager for Q Investments, L.P., a multi-billion-dollar hedge fund, from 2007 through 2011, and held various positions at McKinsey & Company, Inc., a global management consulting firm, from 1996 to 1998 and again from 2000 to 2007. Mr. Judd currently serves as Chairman of FitLife, where he has served as a director since 2017. Mr. Judd also serves as a director of Optex Systems Holdings, Inc. (NASDAQ: OPXS), a manufacturer of optical sighting systems and assemblies, where he has served as a director since October 2022, and as Audit Committee Chair. Mr. Judd is a Certified Public Accountant. He received his Masters of Business Administration with high distinction from Harvard Business School, where he was a Baker Scholar, and earned his Master of Science and Bachelor of Science degrees, summa cum laude, in Accounting from Brigham Young University. The Board believes that Mr. Judd's leadership experience in nutritional supplements and financial fields qualifies him to be on the Board.
MS. CYNTHIA LATHAM. Ms. Latham has been an independent member of our Board since February 2022. Ms. Latham brings more than 35 years of experience in direct selling, marketing and new product development and was recognized in 2017 as Chief Marketing Officer of the Year by the Phoenix Business Journal for spearheading efforts to drive double digit revenue growth at Plexus Worldwide. She currently serves as President of Latham Consulting Services, a marketing consulting firm specializing in driving revenues through direct selling, new product development, and strategic market planning and has been in that role since February 2014. From February 2016 to April 2018, she served as Chief Marketing Officer at Plexus Worldwide, a direct selling company, where she led the full rebranding of the company, built an award-winning marketing, research and development organization and drove significant revenue growth. From May 1996 to February 2014, she worked at Shaklee Corporation, a manufacturer and distributor of natural supplements and beauty and household products and was promoted to Senior Vice President of Marketing in 2004. During her tenure, she was responsible for marketing, new product development, research and development, corporate branding, market research, creative services, business development, and environmental and sustainability initiatives.  From June 1993 to April 1996, she was Vice President of Marketing at the direct selling company, Quorum International, where she launched one of the first at-home skin care treatment devices in the U.S. She also created and launched new product categories that generated 40% of the business within six months of launch.  Ms. Latham has contributed to multiple product patents, and holds her Bachelor of Arts degree with honors from Carleton College and her Master of Business Administration from St. Thomas University.  Ms. Latham brings to our Board extensive experience in direct selling, marketing and new product development. The Board believes that Ms. Latham’s leadership experience in direct selling, marketing and new product development within the direct selling industry qualifies her to be on the Board.
MR. DARWIN K. LEWIS. Mr. Lewis has been an independent member of our Board since February 2017. In February 2018, Mr. Lewis retired from a career at SC Johnson & Son, Inc. (“SC Johnson”), a global consumer packaged goods company that he joined in 1981. During his career at SC Johnson, Mr. Lewis held a number of sales, marketing, acquisition and general manager positions both domestically and abroad. From July 2015 until his retirement, Mr. Lewis served as the Senior Vice President-Global Sales and Chief Customer Officer at SC Johnson. Prior to that, Mr. Lewis’ roles at SC Johnson included Senior Vice President of North American Sales and Chief Customer Officer (from November 2008 to June 2015), Vice President, Group General Manager in Greater China (from 2005 to 2008), Vice President of North American Sales (from 2000 to 2004), and President and General Manager over SC Johnson Canada (from 1997 to 2000). Prior to 1997, Mr. Lewis served in various other roles at SC Johnson including National Director of Special Business, Division Sales Director over the Midwest Division, Marketing Associate, Sales Director, Director of Trade Marketing and Area Manager and Division Sales Director. Mr. Lewis earned his Masters of Business Administration from the University of Colorado and his Bachelor of Science degree in Business Administration from the University of Minnesota. Mr. Lewis brings to our Board extensive experience in managing sales and international operations in a global consumer goods business. The Board believes that Mr. Lewis’s pedigree of success at every level of corporate leadership and his understanding of sales, marketing and consumer packaged goods strategies qualifies him to be on the Board.
MR. GARRY MAURO. Mr. Mauro has been an independent member of our Board since April 2008 and served as the Chair of our Board from November 2013 to November 2023. Mr. Mauro is currently a practicing attorney in Texas and the District of Columbia. Mr. Mauro also currently serves as a Senior Advisor for EnTrust Global, a New York-based hedge fund. He has worked for over 30 years at the local, state and national levels on behalf of both private and public sector entities. From 1983 to 1999, he served as Commissioner of the Texas General Land Office overseeing the management of more than 20 million acres of state land, 18,000 oil and gas wells, and the state’s benefit program for Veterans. During his tenure as Commissioner, he also chaired the Veterans Land Board, the School Land Board, the Parks and Wildlife Board For Lease, the Texas Department of Corrections Board For Lease, the Permanent University Fund Board For Lease, the Coastal Coordination Council and the Texas Alternative Fuels Council and co-chaired the Sustainable Energy Development Council. He has received numerous honors and awards for his civic and philanthropic contributions in environmental, political and business arenas, including the “Man of the Year Award” from the Texas League of Women Voters and the “Rising Star of Texas Award” from Texas Business Magazine. In 1998, he was the Texas Democratic Party nominee for Governor. Mr. Mauro earned his Bachelor of Business Administration in Marketing from Texas A&M University, and his Juris Doctor from University of Texas at Austin. Mr. Mauro’s broad range of expertise brings to our Board experience in management and operations as well as strong leadership and oversight. The Board believes that Mr. Mauro’s extensive legal and political experience and dedicated philanthropic and leadership efforts in sustainability and environmental initiatives qualifies him to be on the Board.
Required Vote
Under our Charter and Bylaws, in an uncontested election, directors are elected by majority of the votes cast virtually or by proxy at the Annual Meeting, assuming a quorum is present. This means that the number of shares voted “FOR” a nominee for election as director must exceed the number of votes cast “AGAINST” that director nominee. If you hold your shares in street name and you do not instruct your broker, bank, trustee, or other nominee on how to vote on this proposal, they will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be voted "FOR" or "AGAINST" the election of any director nominee, and so will not have any effect on the outcome of this proposal.
We have also implemented a majority voting policy for director resignations, which is applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. We expect each director nominated for reelection to tender his or her written irrevocable, conditional resignation to our chair of the Board that will be effective only upon both (i) the failure to receive the required vote at the Annual Meeting and (ii) Board acceptance of such resignation.

If a director nominee fails to receive the required vote for reelection, our nominating and corporate governance committee (other than such director) will act on an expedited basis to determine whether to accept the director’s irrevocable, conditional resignation, and it will submit such recommendation for prompt consideration by the Board. The nominating and corporate governance committee and members of the Board (other than such director) may consider any factors they deem relevant in deciding whether to accept a director’s resignation. This policy does not apply in circumstances involving contested director elections.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES ABOVE.

PROPOSAL 2 - ADVISORY VOTE AS TO OUR EXECUTIVE COMPENSATION
In accordance with SEC rules, we are requesting stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This is commonly referred to as a “Say-On-Pay” proposal.
The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Stockholders may express their views on the design and effectiveness of our executive compensation programs by voting on this proposal. Our executive compensation program is designed to attract, retain and motivate talented executives capable of providing the leadership, vision, and execution necessary to achieve our business objectives and create long-term stockholder value and to ensure that total compensation is fair, reasonable and competitive. Please read the compensation tables and narrative discussion for additional details about our executive compensation program, including information about the fiscal year 2024 compensation of our named executive officers.
Accordingly, in accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders hereby approve the compensation of the Company’s named executive officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion in this proxy statement around this topic.”
This Say-On-Pay vote is advisory and therefore not binding on our compensation committee or our Board. However, our Board and our compensation committee value the opinions of our stockholders and will consider the voting results for this proposal in making future compensation decisions.
Required Vote
The non-binding advisory resolution requires a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the Annual Meeting and voting affirmatively or negatively on such matter. Abstentions and broker non-votes will not be considered votes cast and will have no effect on this proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 - RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our Board has selected Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2025, and has further directed that the selection of such firm be submitted to our stockholders for ratification.
Stockholder ratification of the selection of our independent registered public accounting firm is not required. However, the audit committee is submitting this proposal to our stockholders as a matter of good corporate governance. If our stockholders do not vote on an advisory basis in favor of the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2025, the audit committee will review its future selection of an independent registered public accounting firm. Regardless of whether the selection is ratified, the audit committee in its discretion may, without resubmitting the matter for stockholders to approve or ratify, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.
We expect representatives of Deloitte to be present at the Annual Meeting and they will have the opportunity to make a statement at the Annual Meeting if they so desire. We also expect such representatives to be available to respond to appropriate questions.
The aggregate fees for professional services rendered for us by Deloitte are described in the "Audit Related Matters" section of this proxy statement.
Required Vote
The ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2025 requires a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter. Abstentions and broker non-votes will not be considered votes cast and will have no effect on this proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2025.

PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO
THE 2017 LONG-TERM INCENTIVE PLAN

Our Board is recommending that our stockholders approve an amendment to the 2017 Plan to remove individual grant limitations under the 2017 Plan and certain performance-based provisions, both of which are no longer applicable following the repeal of the performance-based exemption in Section 162(m) of the Internal Revenue Code, as amended (the “Code”). If the amendment is approved by stockholders, no other changes will be made to the 2017 Plan, including the maximum number of shares available for issuance under the 2017 Plan. Our Board approved the amendment on August 26, 2024 (the “Amendment”), subject to stockholder approval.
As of September 16, 2024, the Record Date, there were awards with respect to 71,500 option shares and 880,799 shares of restricted stock and restricted stock units outstanding under the 2017 Plan, assuming at-target achievement of outstanding performance-based awards. As of September 16, 2024, the number of shares available for grant under the 2017 Plan was 1,152,125, assuming that all performance-based restricted stock units vest at 200% of target (maximum performance achievement), or 1,595,446 shares assuming target (100%) achievement level. The fair market value of a share of our common stock (as determined by the closing price quoted on the Nasdaq Stock Market ("Nasdaq") on the Record Date) was $9.93.
Our Board believes the Amendment to the 2017 Plan is important to remove provisions that are no longer necessary and limit our capability to make certain grants of long-term equity awards to our employees.
The complete text of the 2017 Plan, as proposed to be amended, is attached as Annex A to this proxy statement. Stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to the complete text of the 2017 Plan. If there is any inconsistency between the description of the 2017 Plan included in this proxy statement and the terms of the 2017 Plan, the terms of the 2017 Plan shall govern.
Key features of the 2017 Plan include:
• Equity awards must be granted with a vesting period of at least one year;
• Prohibition on issuance of discounted options/stock appreciation rights;
• Prohibition on repricing and cash buyouts;
• Prohibition on dividend payments on unvested shares; and
• Shares used to pay the exercise price of an option or stock appreciation right granted under either the 2017 Plan or the Company’s 2010 Long-Term Incentive Plan (the “2010 Plan”), or to satisfy tax withholding obligations for an option or stock appreciation right granted under the 2017 Plan or the 2010 Plan will not become available for future grant under the 2017 Plan.
Description of the 2017 Plan
On December 6, 2016, our Board approved the 2017 Plan, which was subsequently approved by our stockholders at our fiscal year 2017 Annual Stockholders Meeting. The 2017 Plan permits the discretionary award of incentive stock options, non-statutory stock options, restricted stock, stock units, stock appreciation rights and performance-based cash awards to eligible service providers.
General Plan Administration
Eligibility to Receive Awards. Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2017 Plan. The compensation committee determines, in its discretion, the eligible persons who will be granted awards under the 2017 Plan. As of September 16, 2024, approximately 169 employees (including each of our executive officers) and each of our non-employee directors were eligible to participate in the 2017 Plan.
Administration of the 2017 Plan. Our Board has determined that its compensation committee will administer the 2017 Plan. Subject to the terms of the 2017 Plan, the compensation committee has the sole discretion, among other things, to:
• select the individuals who will receive awards;
• determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);
• correct any defect, supply any omission, or reconcile any inconsistency in the 2017 Plan or any award agreement;
• accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate; and

• interpret the provisions of the 2017 Plan and outstanding awards.
The compensation committee may also use the 2017 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates. In addition, awards are subject to our recoupment policy, which was amended most recently in November 2023. We will indemnify the members of our Board, the compensation committee, and their delegates to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2017 Plan.
Shares Available for Issuance
The maximum number of shares available for issuance under the 2017 Plan is 5,105,000, which includes 475,000 shares previously reserved for issuance under the 2010 Plan that have become available for grant under the 2017 Plan.
Under the 2017 Plan, the following shares will become available for future grants under the 2017 Plan: (1) shares subject to an award that is forfeited or terminated for any reason other than being exercised; (2) shares subject to a stock unit award that are not issued in settlement of such award; and (3) shares surrendered by a participant or withheld by the company to satisfy any withholding tax obligation with respect to an award other than an option or stock appreciation right. Additionally, the following shares will not become available for future grant under the 2017 Plan: (1) shares delivered to us to pay the exercise price of an option (including options granted under the 2010 Plan) or withheld by us to satisfy the tax withholding obligation with respect to an option or stock appreciation right (including an option or stock appreciation right granted under the 2010 Plan); (2) shares subject to a stock appreciation right that are not issued in connection with the settlement or exercise, as applicable, of such right; and (3) shares purchased on the open market with cash proceeds from the exercise of an option.
In the event of a subdivision of the outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination, or reclassification of the shares, recapitalization, spin-off, or other similar occurrence, then the number and class of shares issued under the 2017 Plan and subject to each award, along with any exercise prices and repurchase prices, as well as the number and class of shares available for issuance under the 2017 Plan, shall each be equitably and proportionately adjusted by the compensation committee.
Types of Awards
Awards issued under the 2017 Plan will be evidenced by a written agreement entered into between our Company and the participant. Such agreements will recite the specific terms and conditions of the award.
Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The compensation committee will determine the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of our common stock on the date of grant of the stock option.
Stock options granted under the 2017 Plan may be either incentive stock options (“ISOs”) or non-statutory stock options (“NSOs”). As required by the Code and applicable regulations, ISOs are subject to various limitations. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant and the ISO must expire not later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. The 2017 Plan, as proposed to be amended, provides that no more than 5,105,000 shares may be issued pursuant to the exercise of ISOs, subject to the 2017 Plan’s share recycling provision.
A stock option granted under the 2017 Plan cannot be exercised until it becomes vested. The compensation committee establishes the vesting schedule of each stock option at the time of grant, subject to the minimum vesting requirement described below. The maximum term life for stock options granted under the 2017 Plan may not exceed 10 years from the date of grant.
The exercise price of each stock option granted under the 2017 Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or through another method approved by the compensation committee. The optionee must also make arrangements to pay any taxes that we are required to withhold at the time of exercise.
Stock Appreciation Rights. A stock appreciation right, or “SAR,” is the right to receive, upon exercise, an amount equal to the excess of the fair market value of the shares of common stock on the date of the SAR’s exercise over the fair market value of the shares of common stock covered by the exercised portion of the SAR on the date of grant. The compensation committee determines the terms of SARs including the exercise price (provided that such per share exercise price cannot be less than the fair market value of our common stock on the date of grant), the vesting, and the term of the SAR, subject to the minimum vesting requirement described below. The maximum term life for SARs granted under the 2017 Plan may not exceed 10 years from the date of grant. The compensation committee may determine that a SAR will only be exercisable if our Company satisfies performance goals established by the compensation committee. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the compensation committee may determine.
Restricted Stock. Awards of restricted stock are shares of common stock that vest in accordance with the terms and conditions established by the compensation committee. The compensation committee also will determine any other terms and conditions of an award of restricted shares. In determining whether an award of restricted shares should be made, and/or the vesting schedule for any such award, the compensation committee may impose whatever conditions to vesting as it determines to be appropriate, subject to the minimum vesting requirement described below. For example, the compensation committee may determine that an award of restricted shares will vest only if we satisfy performance goals established by the compensation committee.
Stock Units. Stock units are the right to receive a share of our common stock at a future date after the grant. The compensation committee will determine all of the terms and conditions of an award of stock units, including the vesting period, subject to the minimum vesting requirement described below. Upon each vesting date of a stock unit, the holder thereof will be entitled to receive a number of shares on the settlement date. The compensation committee may determine that an award of stock units will vest only if our Company satisfies performance goals established by the compensation committee. Payment for vested stock units may be in shares of common stock or in cash (in an amount equal to the fair market value of the shares), or any combination thereof, as the compensation committee may determine. Settlement of stock units will generally occur within 30 days of vesting unless the participant has timely elected to defer such compensation.
Cash Awards. We may also award cash-based performance bonus opportunities to participants under the 2017 Plan. Such awards will be (1) payable in cash and (2) paid based on achievement of performance goal(s).
Performance Goals. The 2017 Plan permits the issuance of awards with performance-based vesting and provides the compensation committee the flexibility to determine the appropriate performance goals. These goals may include Company-wide objectives and/or objectives that are related to individual performance, or a combination of both.
Minimum Vesting Requirement for Awards. Awards granted under the 2017 Plan on or after July 1, 2018 are subject to a minimum vesting requirement that provides that the award may not vest, become exercisable or be settled prior to the first anniversary of the grant date for the award. The minimum vesting requirement does not apply to the following: (1) up to 5% of the aggregate number of shares reserved for issuance under the 2017 Plan; (2) in the context of a change of control or similar acquisition of our Company; or (3) with respect to an award held by a participant whose service with us terminates as a result of his or her death or disability.
Limited Transferability of Awards. Awards granted under the 2017 Plan generally are not transferable other than upon death, or pursuant to a court-approved domestic relations order. However, the compensation committee may in its discretion permit awards other than ISOs to be transferred. Generally, where transfers are permitted, they will be permitted only by gift to a member of the participant’s immediate family or to a trust or other entity for the benefit of the member(s) of the participant’s and/or his or her immediate family.
Termination of Employment, Death or Disability. The compensation committee will determine the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, disability or retirement, and the status of the award as vested or unvested.
Corporate Transaction. In the event that we are a party to a merger or other reorganization, outstanding 2017 Plan awards will be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for (1) the continuation of the outstanding awards if we are the surviving corporation, (2) the assumption of the outstanding awards by the surviving corporation or its parent, or (3) the cancellation of outstanding awards with or without consideration, in all cases with or without the consent of the participant. The compensation committee will decide the effect of a change in control on outstanding awards. In the event we are a party to a change in control transaction and there is no assumption, substitution or continuation of outstanding equity awards, (1) with respect to awards with service-based vesting conditions, such awards shall accelerate and vest in full, and (2) with respect to awards with performance-based vesting conditions, such awards shall accelerate and vest based on the greater of (A) target achievement, or (B) actual achievement, measured as of either the end of the applicable performance period (if ended prior to the change in control) or the effective date of the change in control.
Term of the 2017 Plan. The 2017 Plan will continue in effect until December 5, 2026 or until earlier terminated by our Board.
Governing Law. The 2017 Plan is governed by the laws of the State of Utah.

Amendment and Termination of the 2017 Plan. Our Board generally may amend or terminate the 2017 Plan at any time and for any reason, except that our Board must obtain stockholder approval of certain material amendments, including any addition of shares, expansion of the class of persons eligible to participate, or any repricing or as may be required by applicable stock exchange rules.
Certain Federal Income Tax Information
The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to us and our U.S. participants for awards granted under the 2017 Plan. The U.S. federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with their own tax advisors regarding the tax implications of their awards under the 2017 Plan.
Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and the fair market value of the stock. Any additional gain or loss recognized upon any later disposition of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares have been held by the participant. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.
Nonstatutory Stock Options. A participant who receives an NSO generally will not realize taxable income on the grant of such option but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the participant.
Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the value of the shares or other consideration received. Any additional gain or loss recognized upon any later disposition of any shares received will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the participant.
Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to a Code Section 83(b) election. Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares received minus any amount paid for the shares.
Stock Units. No taxable income is generally reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the vested stock units.
Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2017 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO). As described herein, Code Section 162(m) may limit the deductibility of awards granted under the 2017 Plan.
Internal Revenue Code Section 162(m) Considerations. Code Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to certain of the company’s executive officers in any one fiscal year. Prior to the Tax Cuts and Jobs Act of 2017, there was an exception to the $1,000,000 limitation for performance-based compensation, including options, meeting certain requirements. The exemption from the Code Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation to our Chief Executive Officer ("CEO") and certain other executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Internal Revenue Code Section 409A. Code Section 409A governs the federal income taxation of certain types of non-qualified deferred compensation arrangements. A violation of Code Section 409A generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed plus possible penalties and interest. The types of arrangements covered by Code Section 409A are broad and may apply to certain awards available under the 2017 Plan (such as stock units). The intent is for the 2017 Plan, including any awards available thereunder, to comply with or be exempt from the requirements of Code Section 409A to the extent applicable. As required by Code Section 409A, certain non-qualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.
New Plan Benefits
Because the 2017 Plan is discretionary, benefits to be received by individual participants are not determinable. However, on the date of the Annual Meeting, each of our non-employee directors will receive a restricted stock award pursuant to our non-employee director compensation program (described in the “Director Compensation” section of this proxy statement) for a number of shares of our common stock equal to $105,000 divided by the average closing price of our common stock for each of the ten trading days ending before the date of the Annual Meeting.
Existing Plan Benefits
The following table sets forth information about stock options granted under the 2017 Plan since inception through September 16, 2024:

Name	Number of Shares Underlying Stock Options Granted
Named Executive Officers
Steven R. Fife	44,000
Carl Aure	—
Julie Boyster	—

Non-Employee Director Nominees	—

All current executive officers as a group (7 persons)	71,500
All current non-employee directors as a group (7 persons)	—
All current employees, including current officers who are not executive officers, as a group (0 persons)	—
Required Vote
The proposed amendment to the 2017 Plan requires a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter. Abstentions and broker non-votes will not be considered votes cast and will have no effect on this proposal. In the event that stockholder approval is not obtained, the 2017 Plan will not be amended as set forth above.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2017 PLAN.

PROPOSAL 5 - APPROVAL OF AN AMENDMENT TO
THE 2019 EMPLOYEE STOCK PURCHASE PLAN
Our Board is recommending that our stockholders approve an amendment to the ESPP to increase the number of shares of our common stock that are available for issuance under the ESPP by 400,000 shares. If the amendment is approved by stockholders, the maximum number of shares available for issuance under the ESPP would increase by 400,000 shares (representing approximately 3.2% of our outstanding common stock as of the Record Date which, if issued, represents additional dilution to our stockholders). Our Board approved the amendment on August 26, 2024, subject to stockholder approval.
As of September 16, 2024, the Record Date, there were 46,737 shares remaining available for issuance under the ESPP. Our Board believes that the proposed share increase is necessary to allow for us to continue to operate the ESPP and issue shares thereunder. The ESPP is important to our employee retention and helps us align the interests of our employees with those of our stockholders. We also benefit from the periodic investments of equity capital provided by participants in the ESPP. The proposed share increase is intended to provide us with sufficient shares to operate the ESPP for approximately seven years.
The ESPP, and the right of participants to make purchases thereunder, is intended to meet the requirements of an employee stock purchase plan as defined in Code Section 423.
The following is a summary of the principal provisions of the ESPP, as proposed to be amended. This summary does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP, as proposed to be amended, is attached as Annex B to this proxy statement. To the extent there is a conflict between this summary and the ESPP, the terms of the ESPP will govern.
Summary of our 2019 Employee Stock Purchase Plan
General; Statutory Plan and Non-Statutory Plans
The ESPP initially included a share reserve of 400,000 shares of our common stock for issuance to employees. Our stockholders are being asked to approve an increase in the number of shares available under the ESPP of 400,000, such that the maximum number of shares available for issuance under the ESPP is 800,000.
The ESPP is administered by the compensation committee of our Board. All questions of interpretation or application of the ESPP are determined by the compensation committee. All costs and expenses incurred in administration of the ESPP are paid by us without charge to participants.
The ESPP allows us the ability to establish separate sub-plans to permit the purchase of our common stock either through the “statutory plan,” which is intended to satisfy the requirements of Section 423 of the Code, or through one or more “non-statutory plans” which will not comply with Section 423. Each of the statutory plan and the non-statutory plans are operated as separate and independent plans, although the total number of shares authorized to be issued under the ESPP applies in the aggregate to both the statutory plan and all non-statutory plans. Other than the share reserve, the compensation committee may adopt special provisions, rules and procedures for a particular non-statutory plan that are different from, and may in certain cases supersede the provisions of the ESPP, without seeking stockholder approval.
Offering Periods
The ESPP operates by offering eligible employees the right to purchase stock through a series of successive or overlapping offering periods (each of these are referred to as an offering period, and the first date of an offering period, we refer to as the offering date). While we may select offering periods of any duration up to 27 months, we currently operate the ESPP through a series of successive six-month offering periods beginning on each March 1st and September 1st.
The ESPP also permits us to provide for multiple purchase dates within a single offering period. However, we currently have only a single purchase date for each offering period. This single purchase date occurs on the last day of the offering period, at which time all accrued payroll deductions of each participant are applied to the purchase of shares on the purchase terms described below.
Eligibility and Participation
Employees (including officers and employee directors) who are employed by us or a designated subsidiary are eligible to participate in the ESPP, subject to certain limitations imposed by Section 423(b) of the Code, applicable local law for locations outside of the United States and the ESPP itself. For example, no employee may be granted an option under the ESPP if immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing more than 5% of the total combined voting power or value of all classes of our stock or any parent or subsidiary of us.

Eligible employees become participants in the ESPP by submitting an enrollment form authorizing payroll deductions prior to the beginning of an offering period (unless payroll deductions are not permitted under local law, in which case such other payment methods as we may approve may be utilized). Once an employee has enrolled in the ESPP, amounts are withheld from his or her compensation during each payroll period as described below. An employee may elect to have a specified percentage of his or her compensation during an offering period withheld to be used to purchase shares under the ESPP. Eligible compensation includes all regular base salary and overtime wages paid to a participant, excluding all bonuses and non-cash compensation, unless otherwise determined by the compensation committee.
A participant may decrease, but not increase, the rate of his or her payroll deductions once during an ongoing offering period by completing and filing a new authorization for payroll deductions form.
Exercise of Option; Purchase Price
On the last day of each purchase period, each participant is deemed to have elected to purchase up to that number of shares determined by dividing his or her payroll deductions accumulated during the offering period and prior to the purchase date by the purchase price applicable for that offering period. The purchase price for each offering period is equal to 85% of the lower of the fair market value of a share of our common stock on the purchase date or the fair market value of a share of our common stock on the first day of such offering period. For purposes of the ESPP, fair market value generally means the price at which shares of our common stock were last sold on Nasdaq.
Certain limitations on the number of shares that a participant may purchase apply. For example, the option granted to an employee may not permit him or her to purchase stock under the ESPP at a rate which exceeds $25,000 in fair market value of such stock (determined as of the offering date) for each calendar year in which the option is outstanding. In addition, an employee is not eligible to participate in the ESPP if he or she owns stock or outstanding options or rights to purchase stock (including a right granted under the ESPP) possessing 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary corporation.
The ESPP allows us to establish a limit on the number of shares a participant may purchase on any one purchase date, which is currently set at 3,000 shares of our common stock. In addition, we will make a pro rata reduction in the number of shares subject to options outstanding under the ESPP if the total number of shares that would otherwise be purchased on a purchase date by all participants exceeds the number of shares remaining available under the ESPP.
Provided the employee continues participating in the ESPP through the end of an offering period, his or her option to purchase shares is exercised automatically at the end of the offering period, and the maximum number of shares that may be purchased with accumulated payroll amounts at the applicable purchase price are issued to the employee.
Rights to purchase stock under the ESPP are generally not transferable by the employee.
Termination of Employment; Withdrawal from ESPP
Termination of a participant’s employment for any reason, including death, cancels his or her option to purchase shares of our common stock and terminates his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned (without interest unless required by applicable law) to him or her, or, in the case of death, to the person or persons entitled thereto as provided in the ESPP.
A participant may withdraw from the ESPP at any time during an offering period prior to the purchase date. Upon withdrawal, the participant’s accumulated payroll amounts are returned to him or her, without interest, unless required by applicable law.
Adjustments Upon Changes in Capitalization; Corporate Reorganizations
Subject to any required action by our stockholders, in the event any change is made in our capitalization during an offering period, such as a stock split, dividend (whether in the form of cash, stock or other securities or other property), reverse stock split, reorganization, combination, reclassification, recapitalization, spin-off, split-up, merger, consolidation, repurchase, or exchange of stock or other securities or similar change that results in an increase or decrease in the number of shares of our common stock outstanding without receipt of consideration by, or payment of consideration to us, proportionate adjustments shall be made to the number and class of shares that may be delivered under the ESPP, the purchase price per share and the number of shares covered by each outstanding purchase right under the ESPP, and the maximum number of shares that may be purchased under the ESPP on any one purchase date.
In the event of a sale, transfer or other disposition of all or substantially all of our assets; if we consummate a merger or consolidation with or into another entity or any other corporate reorganization; or in the event of our complete liquidation or dissolution, any offering period then in progress shall terminate unless the ESPP is continued or assumed by the surviving corporation or its parent. In the event an offering period is terminated, each outstanding purchase right will automatically be exercised immediately before consummation of the transaction as if such date were the last purchase date of the offering period.
Amendment and Termination of the ESPP
The compensation committee may at any time amend, suspend or terminate the ESPP without the approval of our stockholders or employees. If the ESPP is terminated, the compensation committee, in its discretion, may elect to terminate all outstanding offering periods either immediately or upon completion of the purchase of shares on the next purchase date, or may elect to permit offering periods to expire in accordance with their terms. If the offering periods are terminated prior to expiration, all amounts then credited to a participant’s account which have not been used to purchase shares will be returned to such participant as soon as administratively practicable.
We will seek stockholder approval of any plan amendment where stockholder approval is required under applicable law, including if we seek to extend the term of the ESPP, or if we seek to increase the number of shares of our common stock reserved for issuance under the ESPP.
The ESPP expires twenty years from the date our Board approved it, unless sooner terminated by the compensation committee or unless we obtain stockholder approval of an amendment that extends the term of the ESPP within 12 months after such extension is approved by our Board.
New Plan Benefits
Because benefits under the ESPP depend on the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will received by individual participants.
Certain Federal Income Tax Information
The following is a brief summary of the general U.S. federal income tax consequences to U.S. taxpayers, and to us, of shares purchased under the statutory plan, which is a sub-plan of the ESPP. This summary is not complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.
The statutory plan and the options granted under the statutory plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code. Under a plan that so qualifies, there are no U.S. federal income tax consequences to us by reason of the grant or exercise of options under the ESPP.
Amounts of a participant’s compensation withheld for the purchase of shares of our common stock under the statutory plan are subject to regular income and employment tax withholding as if such amounts were actually received by the employee. Other than this, no income is taxable to a participant until sale or other disposition of the acquired shares. Under current law, no other withholding obligation applies to the events under the statutory plan.
Upon sale or other disposition of the purchased shares, a participant will recognize ordinary income. If the shares were held at least two years from the start of the offering period in which the shares were acquired, and one year from the date the shares were purchased, then the amount of ordinary income recognized will be equal to the lesser of (1) the difference between the fair market value of the shares on the date of disposition and the purchase price paid for the shares, or (2) 15% of the fair market value of the shares on the last trading day before the offering period in which the shares were purchased began.
If a sale or other disposition of the purchased shares is made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased, then a participant will recognize ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for the shares. We will be entitled to an income tax deduction equal to the amount of income recognized. In no other instance will we be allowed a deduction with respect to the participant's disposition of the purchased shares.
Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one year following the date of purchase under the ESPP.
We may also grant options under non-statutory plans to employees of our designated subsidiaries and affiliates that do not participate in the statutory plan; however, no such non-statutory plans have been adopted as of the Record Date for the ESPP. If adopted, the non-statutory plans will be sub-plans of the ESPP that are generally not intended to qualify under the provisions of Sections 421 and 423 of the Code; therefore, it is likely that at the time of the exercise of an option under a non-statutory plan, an employee subject to tax under the Code would recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise and the purchase price. In this instance, we would be able to claim a tax deduction equal to this difference, and we would be required to withhold employment taxes and income tax at the time of the purchase.
Required Vote
The proposed amendment to the ESPP requires a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter. Abstentions and broker non-votes will not be considered votes cast and will have no effect on this proposal. In the event that stockholder approval is not obtained, we may not issue more than 400,000 shares of our common stock under the ESPP.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE ESPP.

PROPOSAL 6 - ADVISORY VOTE AS TO THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Securities Act of 1934, as amended, provides that stockholders have the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently a company should seek advisory votes on the compensation of its named executive officers (commonly referred to as a “Say-On-Pay” proposal, and which is the subject of Proposal 2 above). Stockholders may indicate whether they would prefer that we conduct advisory votes on executive compensation once every year, every two years or every three years. Stockholders also may, if they desire, abstain from casting a vote on this proposal.
After careful consideration, our Board recommends that future advisory votes on named executive officer compensation be conducted every year, on an annual voting frequency.
This vote is advisory, and therefore not binding on our Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote on this Proposal 6, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. Our decision as to how frequently to conduct Say-On-Pay votes will be disclosed via Form 8-K as required by the SEC.
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on the following resolution:
“RESOLVED, that the stockholders hereby approve that the frequency of advisory votes on the compensation of the Company’s named executive officers shall be every year.”
Required Vote
The frequency alternative that receives the greatest number of votes will be designated the stockholders’ preference as to the frequency of a stockholder advisory vote concerning the compensation of our named executive officers. Abstentions and broker non-votes will not be considered votes cast and will have no effect on this proposal. Because this vote is advisory, it will not be binding upon our Board. However, our Board will consider the outcome of this stockholder vote in determining a voting frequency.
We expect that our next stockholder vote on the frequency of future non-binding advisory votes on named executive officer compensation will occur at our fiscal year 2031 Annual Meeting.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT A STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE HELD EVERY YEAR.

CORPORATE GOVERNANCE
Director Independence
The Nasdaq Stock Market Rules (the “Nasdaq Rules”) require that a majority of the members of our Board qualify as “independent,” as affirmatively determined by our Board. Our Board has determined that each of Ms. Latham and Messrs. Anbalagan, Beindorff, Greer, Judd, Lewis and Mauro is an “independent director” under Nasdaq Rules and that Erin Brockovich, who resigned from our Board effective August 26. 2024, was independent during her service on our Board.
Board Leadership Structure and Role in Risk Oversight
The leadership of our Board is currently structured such that the chair of our Board and chief executive officer positions are separated. Mr. Greer, an independent director, has served as Chair of our Board since November 2023. We believe having an independent chair of our Board has provided our Board with consistent, experienced and independent leadership that enhances the effectiveness of our Board. Our corporate governance guidelines do not require our Board to choose an independent chair or to separate the roles of chair and chief executive officer, but our Board believes this leadership structure is the appropriate structure for our Company at this time, and plans to keep the roles separated in fiscal year 2025. Pursuant to our corporate governance guidelines, our Board may choose its chair in any manner that it deems to be in the best interests of our Company. If, in the future, the chair of our Board is not an independent director, our Board may designate an independent director to serve as a lead independent director.
Our Board is responsible for oversight of risks facing our Company, while our management is responsible for day-to-day management of risk. Our Board directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of our Board, which oversee risks inherent in their respective areas of responsibility, reporting to our Board regularly and involving our Board as necessary. For example, the audit committee oversees our financial exposure, financial reporting related risks, and information technology security risk, and the compensation committee oversees risks related to our compensation programs and practices. Our Board directly oversees our strategic and business risk, including geographic, product development and regulatory risks, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe our Board’s leadership structure supports its role in risk oversight, with our President and CEO and our Chief Financial Officer primarily responsible for assessing and managing risks facing our Company on a day-to-day basis, and the chair and other members of our Board providing oversight of such risk management.
Non-Employee Director Equity Ownership Policy
Our corporate governance guidelines require that our non-employee directors own a number of shares of our common stock having a value at least equal to five times (5x) the annual base cash compensation for serving as a non-employee director. For purposes of this policy: (1) the per-share value is calculated as the average closing price of our common stock over the 20 trading days immediately preceding the date of calculation; and (2) “shares” include shares of our common stock owned outright by the non-employee director, or his or her immediate family members residing in the same household; shares of our common stock held in trust for the benefit of such non-employee director, or his or her immediate family members; the vested portion of restricted stock and restricted stock units; the “in-the-money” value of vested stock options; and unvested restricted stock units or restricted stock to the extent such stock units or restricted stock are awarded in settlement of a cash award earned by such non-employee director.
Until such time as a non-employee director has achieved and thereafter continues to maintain the ownership target, he or she is required to retain direct ownership of all the “net shares” of our common stock he or she receives as a result of the exercise, vesting or payment of equity awards. “Net shares” means those shares that remain after shares are sold or withheld, as the case may be, solely to (1) pay any applicable exercise price for an equity award (e.g., stock options, stock appreciation rights) or (2) satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award.
Board Conflicts of Interest Policy
Our Board has adopted a conflicts of interest policy for directors that prohibits directors from engaging in any activity that creates an actual or perceived conflict of interest with our Company, and each director is required to notify the Board before engaging in any activity that could reasonably be assumed to create a potential conflict of interest. Specifically, without prior approval from the Board, each director is prohibited from engaging in any activity that is in direct competition with our Company or serving in any capacity (including, but not limited to, as an employee, consultant, advisor, director, representative, agent, influencer, or advertiser) in any company or entity that competes directly or indirectly with us, as reasonably determined by a majority of the disinterested board members.

Meetings of Our Board and Committees
During the last fiscal year, our Board held sixteen Board meetings. Our Board also acts by unanimous written consent from time to time. Each director who currently serves on our Board attended at least 75% of the aggregate of (1) the total number of meetings of our Board (held during the period for which he or she has been a director), and (2) the total number of meetings held by all committees of our Board on which such director served (held during the periods that he or she served).
Committees of Our Board
Our Board has an audit committee, a nominating and corporate governance committee, and a compensation committee.
Audit Committee
The audit committee was established by our Board in accordance with Section 3(a)(58)(A) of the Exchange Act. At the end of the last fiscal year and as of the date hereof, the members of our audit committee consisted of Messrs. Lewis, Greer, Judd and Mauro, with Mr. Lewis serving as chair. Our Board has determined that all four members of the audit committee qualify as “independent” under Nasdaq Rules. Our Board has also determined that each member of the audit committee meets the financial literacy and sophistication requirements set forth in the Nasdaq Rules, and that Mr. Lewis qualifies as “audit committee financial expert,” as that term is defined by SEC rules. Our Board made a qualitative assessment of Mr. Lewis’s level of knowledge and experience based on a number of factors, including his formal education and his other prior professional experience. The audit committee met five times during our last fiscal year. Our audit committee also acts by unanimous written consent from time to time.
The audit committee operates under a written charter adopted by our Board that is available on our website at http://investor.lifevantage.com/corporate-governance. Our website does not constitute part of this proxy statement.
The audit committee has the following authority and responsibilities:
•monitor the integrity of the Company’s financial statements;
•review and monitor compliance with legal and regulatory requirements;
•evaluate the independent auditor’s qualifications and independence;
•review and monitor the performance of the Company’s internal audit function and independent auditors;
•oversee the Company’s risk assessment and risk management programs for identified financial and operational risk exposures and risks related to the Company’s information systems;
•oversee the Company’s financial processes, controls and reporting;
•prepare an audit committee report as required by the SEC to be included in the Company’s public filings;
•review and approve all significant or material related party transactions;
•review and evaluate, on a periodic basis as determined appropriate its own performance and that of its members, including compliance with the committee charter;
•review and maintain our code of conduct and Foreign Corrupt Practices Act and insider trading policies, and approve any changes to the code and policies; and
•perform certain other duties enumerated in the written charter.
Nominating and Corporate Governance Committee
At the end of the last fiscal year and as of the date hereof the nominating and corporate governance committee consisted of Ms. Latham and Messrs. Beindorff and Judd, with Ms. Latham serving as chair. Ms. Brockovich resigned from our Board and all committees on which she served in August 2024. Mr. Anbalagan was appointed to our Board and our nominating and corporate governance committee in August 2024. Our Board has determined that all members of the nominating and governance committee qualify as “independent” under Nasdaq Rules. As long as our common stock remains publicly traded, each member of the nominating and corporate governance committee will (1) qualify as an “independent” director as defined under applicable Nasdaq Rules, and (2) qualify as a “non-employee director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act. The nominating and corporate governance committee met seven times during our last fiscal year. Our nominating and corporate governance committee also acts by unanimous written consent from time to time.

The nominating and corporate governance committee operates under a written charter adopted by our Board that is available on our website at http://investor.lifevantage.com/corporate-governance. Our website does not constitute part of this proxy statement.
The purpose of the nominating and corporate governance committee is to (1) identify individuals qualified to serve as members of our Board, (2) recommend nominees for election as directors, (3) evaluate our Board’s performance, (4) develop and recommend to our Board corporate governance guidelines, and (5) provide oversight with respect to the evaluation of our Board, management, corporate governance and ethical conduct including overseeing the environmental, corporate and social responsibility, health and safety and sustainability initiatives of the Company. In the process of performing its duties, the committee has engaged, and may engage in the future, third-party board governance experts to evaluate board composition, analyze board contributions, and review board activities and practices.
The nominating and corporate governance committee has the following authority and responsibilities:
•identify and evaluate individuals qualified to serve as members of our Board (including individuals nominated by stockholders in proposals made in writing to our Secretary that are timely received and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to the nominee’s qualifications and in compliance with applicable laws) and establish a process for recruiting suitable candidates to our Board, including identifying the characteristics and skills required by our Board and those existing directors on our Board;
•identify and recommend for our Board’s selection nominees for election as directors at the meeting of stockholders at which directors are to be elected;
•recommend to our Board the appointment of directors to committees of our Board and, as appropriate, recommend rotation or removal of directors from such committees;
•cause to be prepared and recommend to our Board the adoption of corporate governance guidelines, and periodically review and assess the guidelines and recommend changes for approval by our Board;
•oversee an annual evaluation of its performance and that of our Board, including the individual members of our Board, and discuss the evaluation with our Board;
•provide minutes of meetings of the committee to our Board, and report regularly to our Board with respect to significant actions and determinations made by the committee;
•at least annually, to review and reassess the charter of the committee and, if appropriate, recommend changes to our Board;
•make recommendations to our Board regarding issues of director succession;
•periodically review our compliance with applicable corporate governance listing requirements of Nasdaq;
•review any stockholder proposals received for inclusion in our proxy materials and approve any responses to such proposals;
•periodically review our structural defenses and recommend any changes to our Board that the committee deems advisable;
•oversee the initiatives associated with environmental, sustainability, corporate social responsibility, and health and safety initiatives; and
•perform certain other duties enumerated in the written charter.
Compensation Committee
At the end of the last fiscal year and as of the date hereof, the members of the compensation committee consisted of Ms. Latham and Messrs. Beindorff, Lewis, and Mauro, with Mr. Beindorff serving as chair. Our Board has determined that all members of the compensation committee qualify as “independent” under Nasdaq Rules. As long as our common stock remains publicly traded, each member of the compensation committee will (1) qualify as an “independent” director as defined under applicable Nasdaq Rules or the listing standards of such other national securities exchange or inter-dealer quotation system on which our common stock is then-listed (the “Applicable Listing Standards”) and applicable rules and regulations of the SEC, (2) satisfy any additional more stringent requirements applicable to members of the compensation committee under the Applicable Listing Standards, (3) qualify as a “non-employee director” under Rule 16b-3(b)(3)(i) promulgated under the

Exchange Act, and (4) qualify as an “outside director” under Treasury Regulation Section 1.162-27(e)(3) promulgated under Section 162(m) of the Code. During our last fiscal year, the compensation committee met eight times. Our compensation committee also acts by unanimous written consent from time to time.
The compensation committee operates under a written charter adopted by our Board that is available on our website at http://investor.lifevantage.com/corporate-governance. Our website does not constitute part of this proxy statement. The charter of the compensation committee provides that the compensation committee has the overall responsibility of our Board relating to compensation for our executive officers and non-employee directors.
The compensation committee has the following authority and responsibilities:
•periodically review our compensation philosophy and strategy;
•make recommendations to our Board regarding issues of management succession;
•determine, or review and recommend to our Board for its determination, on an annual basis the corporate goals and objectives with respect to compensation for our CEO. The committee evaluates at least once a year our CEO’s performance in light of these established goals and objectives and, based upon these evaluations, reviews and recommends to the independent members of our Board for approval, our CEO’s compensation, including base salary, annual, and long-term incentive compensation. Our CEO is not present during the portion of any meeting of the committee during which it will vote upon or deliberate upon the compensation of the CEO;
•determine, or review and recommend to our Board for its determination, on an annual basis, the evaluation process and compensation structure for our executive officers other than our CEO. The committee evaluates the performance of these executive officers and reviews and recommends, as appropriate to our Board for approval, the compensation, including salary, bonus, incentive, and equity compensation, for such executive officers. The committee considers the proposals for the compensation of such executive officers submitted to the committee by our CEO;
•review and approve the initial compensation, including salary, bonus, incentive, and equity compensation, for newly hired employees who are proposed to be executive officers of our Company (other than a proposed newly hired CEO). The committee considers the proposals for compensation of such proposed newly hired executive officers submitted to the committee by our CEO;
•provide general oversight of management’s decisions concerning the performance and compensation of our other officers, employees, consultants, and advisors. The committee may delegate its authority on these matters with regard to non-officer employees and consultants to our officers and other appropriate supervisory personnel;
•if, and to the extent we are required to include a Compensation Discussion and Analysis (“CD&A”) section in our annual proxy statement, (1) review and discuss with management the CD&A and other required compensation disclosures, (2) based on that review and discussion, recommend to our Board whether such CD&A be included in that proxy statement (if applicable), and (3) review and approve the disclosure required by SEC rules and regulations;
•oversee, on an annual basis, management’s recommendations for the salary range of non-officer employees by pay grade, percent merit increases, and annual incentive pools;
•review our incentive compensation and stock-based plans, and approve, or recommend to our Board for its approval, adoption of or changes in such plans, as needed; provided the adoption or amendment of a plan that results in reservation of additional shares of our common stock for issuance thereunder shall be approved by our Board. The committee has and exercises all the authority of our Board with respect to the administration of such plans;
•select, retain and terminate such compensation consultants, outside counsel and other advisors as it deems necessary or appropriate in its sole discretion. The committee may invite such consultants and advisors to attend its meetings or to meet with any members of the committee. The committee has sole authority to approve the fees and retention terms relating to such consultants and advisors;
•except with respect to the responsibilities set forth above regarding the compensation of our CEO and our other executive officers, the committee may delegate its authority granted under its charter to a subcommittee of the committee (consisting either of a subset of members of the committee or, after giving due consideration to whether the eligibility criteria described above with respect to committee members and whether such other Board members satisfy such criteria, any members of our Board);
•review executive officer compensation for compliance with applicable laws, rules and regulations, and oversee our implementation of corporate policies affecting compensation;

•oversee and, as needed from time to time, review and approve other compensation and benefit plans, including non-routine employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits;
•review and recommend to our Board the compensation of independent non-employee directors, including annual and long-term incentive compensation;
•report regularly to our Board with respect to significant actions and determinations made by the committee;
•annually review and evaluate the committee’s own performance and report on its conclusions in this regard to our Board;
•periodically review, as and when required by applicable laws, rules, or regulations, our risk management processes related to our compensation programs, including to determine whether any such program encourages undue or inappropriate risk-taking by our personnel that is reasonably likely to have a material adverse effect on us;
•oversee, as and when required by applicable laws, rules, and regulations, our submission to, and consider the results of, stockholder votes on matters relating to compensation, including advisory votes and votes seeking approval of our compensation plans or arrangements; and
•perform any other activities consistent with such committee's charter, our Charter and Bylaws, Applicable Listing Standards and any other applicable law, as the committee or our Board deems appropriate.
Director Nominations
Criteria for Board Membership
In selecting candidates for appointment or election to our Board, the nominating and corporate governance committee considers the appropriate balance of experience, skills, and characteristics required of our Board, and seeks to insure that a majority of the directors are independent under Nasdaq Rules, that members of the audit committee meet the financial literacy and sophistication requirements under Nasdaq Rules, and that at least one member of the audit committee qualifies as an “audit committee financial expert” under SEC rules. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, the interplay of the nominee’s experience and skills with those of other directors, and the extent to which the nominee would be a desirable addition to our Board and any of its committees. Nominees for director must also be in compliance with the conflicts of interest policy that applies to our Board. See “Board Conflicts of Interest Policy” above for a description of this policy. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem are in the best interests of our Company and our stockholders. The nominating and corporate governance committee does not have a policy regarding board diversity, but it takes diversity of professional experience and perspective into account in identifying and selecting director nominees.
Stockholder Recommendations
The nominating and corporate governance committee will consider qualified candidates for director suggested by stockholders by applying the criteria for board membership described above. If a stockholder submits a director recommendation, the nominating and corporate governance committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be qualified, the nominating and corporate governance committee will follow the evaluation process described below. If the nominating and corporate governance committee determines the proposed nominee would be a valuable addition to our Board, based on the criteria for board membership described above and after following the evaluation process described below, it will recommend such person’s nomination to our Board.
Separately, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders. Such nominations may be made only if the stockholder has given timely written notice to our Corporate Secretary containing the information required by our Bylaws, including as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such stockholder, as they appear on our books, and of such beneficial owner and the class and number of shares of our Company which are owned beneficially, and of record, by such stockholder and such beneficial owner. To be timely, the notice given by a stockholder must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting, except that if the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year’s meeting, such notice must be delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such meeting.
Process for Identifying and Evaluating Nominees
Generally, before recommending to the Board a slate of nominees for director, the nominating and corporate governance committee will consider each incumbent director’s performance on our Board and their willingness to continue in service. In the ordinary course of business, absent special circumstances or a material change in the criteria for Board membership, the nominating and corporate governance committee will recommend for nomination incumbent directors with skills and experience that are relevant to our business and who are willing to continue in service. If the nominating and corporate governance committee determines to seek one or more new director candidates who would add particularly desired skills, experience or attributes to our Board, if an incumbent director is not willing to stand for re-election, or if a vacancy on our Board occurs between annual stockholder meetings and our Board determines to fill such vacancy, the nominating and corporate governance committee will generally identify the desired skills and experience of a new nominee based on the criteria for Board membership described above and any specific needs of our Board at the time. Under ordinary circumstances, the nominating and corporate governance committee will then seek suggestions from other members of our Board and our senior management as to individuals meeting such criteria. Potential nominees will be selected based on input from members of our Board, our senior management, and, if the nominating and corporate governance committee deems appropriate, a third-party search firm. The nominating and corporate governance committee will evaluate each potential nominee’s qualifications and check relevant references; in addition, such individuals will be interviewed by at least one member of the nominating and corporate governance committee. Under ordinary circumstances, following this process, the nominating and corporate governance committee will determine whether to recommend to our Board that a potential nominee be presented as a nominee for election by the stockholders or be appointed to fill a vacancy on our Board, as the case may be. Generally, our Board nominates for election at our annual stockholder meetings the individuals recommended by the nominating and corporate governance committee.
Stockholder Communications with the Board
Stockholders interested in communicating with our Board, a board committee, the independent directors or an individual director may do so by sending an email to our Corporate Secretary at Investor@lifevantage.com or writing to our Board, LifeVantage Corporation, 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043, Attention: Corporate Secretary. Communications should specify the addressee(s) and the general topic of the communication. Our Corporate Secretary will review and sort communications before forwarding them to the addressee(s). If no particular director is named, letters will be forwarded, depending on the subject matter, to the chair of our Board or the appropriate committee, as applicable.
Cooperation Agreement
On February 14, 2024 (the “Effective Date”), we entered into a Cooperation Agreement (the “Cooperation Agreement”), with Bradley L. Radoff, The Radoff Family Foundation, Dayton Judd, Sudbury Capital Fund, LP and entities affiliated with Sudbury Capital Fund, LP (collectively, the “Stockholder Parties”).
Pursuant to the Cooperation Agreement, we increased the size of our Board by one seat and appointed Dayton Judd to our Board and to our Audit Committee and Nominating and Corporate Governance Committee. We further agreed to nominate Mr. Judd for election to our Board at this Annual Meeting, at our fiscal year 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and at any other of our meetings of stockholders held prior to the Termination Date (as defined below) at which directors are to be elected.
We also agreed not to (a) nominate any incumbent directors serving on the Board as of the Effective Date other than Michael A. Beindorff, Steven R. Fife, Raymond B. Greer, Cynthia Latham, Darwin K. Lewis and Garry Mauro at the Fiscal Year 2025 Annual Meeting, (b) nominate any incumbent directors serving on the Board as of the Effective Date other than Messrs. Beindorff, Fife, Greer and Lewis and Ms. Latham at the fiscal year 2026 Annual Meeting and (c) unless there is a vacancy on the Board, nominate any incumbent directors serving on the Board as of the Effective Date other than Messrs. Fife, Greer and Lewis and Ms. Latham at the Company’s fiscal year 2027 annual meeting of stockholders; provided, however, that the foregoing does not limit the Board's right to nominate or recommend any non-incumbent director to fill any vacancy pursuant to our Certificate of Incorporation and subject to the terms and conditions of the Cooperation Agreement.
During the term of the Cooperation Agreement, the Stockholder Parties have agreed to vote all shares of our common stock then held by them, in favor of the recommendations of our Board on director election proposals and any other proposals submitted by us or any stockholder, subject to certain exceptions. The Stockholder Parties have also agreed to certain customary standstill provisions, prohibiting each Stockholder Party from, among other things: (a) making certain announcements regarding transactions involving our company; (b) soliciting proxies; (c) advising or knowingly encouraging any person with respect to the voting or disposition of any of our securities, other than in a manner consistent with our Board’s recommendations; (d) taking actions to change or influence our Board, management or the direction of certain Company matters; and (e) exercising certain stockholder rights.
The Cooperation Agreement will terminate on the earlier of (a) 30 days prior to the opening of the window for submission of director nominations at our fiscal year 2027 annual meeting of stockholders and (b) 120 days prior to the first anniversary of the fiscal year 2026 Annual Meeting (the “Termination Date”).
The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on February 15, 2024.
Family Relationships
There are no family relationships between any of our officers and directors.
Material Proceedings
There are no material proceedings to which any director or officer of the Company is a party adverse to the Company or any of its subsidiaries and no director or officer of the Company has a material interest adverse to the Company or any of its subsidiaries.
Involvement in Certain Legal Proceedings
Other than as described below, to our knowledge, there is no event that occurred during the past ten years with respect to any of our directors or executive officers that is required to be disclosed under Item 401(f) of Regulation S-K.
On August 30, 2022, NewAge, Inc. (“NewAge”), and its wholly-owned direct and indirect subsidiaries, filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Carl Aure, our Chief Financial Officer, served as the Chief Accounting Officer of NewAge from December 2018 to October 2021 and, for less than one month within two years prior to NewAge’s bankruptcy filing, acted as its “acting chief financial officer.” Prior to its bankruptcy filing, NewAge traded on Nasdaq under the symbol “NBEV.” On March 1, 2023, the bankruptcy court confirmed a plan of liquidation for NewAge, which became effective on May 4, 2023.
Hedging and Pledging Policies
Pursuant to our Insider Trading Policy, all employees and agents, including our executive officers and directors, are prohibited from trading in publicly-traded options, such as puts or calls, or other derivative securities with respect to our securities, including hedging or similar transactions designed to decrease the risks associated with holding our securities. Employees are also prohibited from including our securities in a margin account or pledging our securities as collateral for a loan without the approval of the Company’s Insider Trading Compliance Official. Further, our Insider Trading Policy prohibits any employee (including any executive officers) from engaging in “short sales” and “selling short against the box” with respect to our securities. Any violation of the policies may result in disciplinary action, including dismissal for cause.

CORPORATE RESPONSIBILITY, SUSTAINABILITY AND BOARD DIVERSITY
We understand that long-term value creation for stockholders is our core responsibility. We are investing in a number of sustainability initiatives, including reducing the environmental impact of our business activities and products, improving the global human condition, providing a positive working environment and engaging with our stakeholders regarding these initiatives.
Employees: We believe that our employees are an essential asset. We have a dedicated team of professionals that support our customers and independent consultants, work to generate long-term value for our stockholders, and contribute to the broader public through charitable programs, including LifeVantage Legacy – an independent charitable organization focused on bettering the lives of children throughout the world ("LifeVantage Legacy"). In turn, we offer competitive compensation and guide employees to focus on the long-term goals of our stockholders and independent consultants. We have received many ‘best place to work’ awards over the years, most recently being named as "Utah Top Workplaces" by the Salt Lake Tribune for the second year and "Top Places to Work in the Wellness Industry" for the second year in a row by Energage, an industry leader in employee engagement.
Environment: We are committed to reducing our impact on the environment and creating awareness about sustainability. We strive to improve our environmental footprint over time and to initiate additional projects and activities that will further reduce our impact on the environment. Our commitment to the environment extends to our customers, our independent consultants, our employees, and the global communities in which we operate. We comply with applicable environmental regulations and strive to prevent pollution whenever possible. We are increasing our efforts to train our employees and independent consultants on our environmental program and empower them to contribute and participate. We are committed to continually improving over time by striving to measure our environmental impacts and by setting goals to reduce these impacts each year. Some examples of our efforts include:
•Launching a revamped TrueScience® activated skin care collection using only clean ingredients that also score low on the Think Dirty scale;
•Using more easily recycled packaging in the relaunch of our TrueScience® activated skin care collection;
•Abiding by our environmental policy using the feedback from our stakeholders to help formalize our focus on sustainability;
•Using environmental auditing in our selection process for new partners;
•Switching to more easily recyclable bottles and cartons for product packaging, including replacing plastic bags with paper cartons for certain products and using a fully recyclable glass bottle and cap for our TrueScience® Liquid Collagen product;
•Sourcing shipping boxes made from Sustainable Forestry Initiative certified corrugate material;
•Redesigning our shipping boxes to reduce the amount of waste created;
•Changing our shipping process to lower CO2 emissions by 50%;
•Creating sharable videos that our independent consultants can use when discussing our sustainability efforts;
•Focusing on working with fish oil suppliers and fisheries who are Marine Stewardship Council certified; and
•Joining the Roundtable on Sustainable Palm Oil to support sustainable sources of Palm Oil.
Social/Community: We believe that our legacy is not the past, it is the future we create. This belief informed our effort to sponsor the formation of LifeVantage Legacy. LifeVantage Legacy helps the leaders of tomorrow by touching a million lives across the world today. From simply helping a child in need to supporting initiatives that uplift entire communities, our goal is simple—give future generations the support and resources they need to live happier, healthier lives one child at a time. One of the best parts of our Company is our commitment to leaving places better than we found them. Some examples of our efforts include:
•Hosting home building trips over the holidays with our independent consultants and their families in Puerto Penasco, Mexico, where we have built over 30 homes for families in need over the past several years;
•Partnering with local refugee foundations to provide help to repair fences, habitat upkeep, and provide needed items for school and cleaning supplies for their homes;

•Hosting Company-sponsored incentive trip where attendees can give back to the local communities, like creating 1,000 school kits for the local community to aid immigrant children and their families in attending school and after-school education during a recent Company-sponsored trip to Punta Cana;
•Formalizing our auditing and commitment to align internationally with human rights philosophies in how we conduct business through a human rights policy and vendor code of conduct, including auditing our key partners each year to ensure we are partnering with those who share our values;
•Measuring our employee’s engagement levels, requesting anonymous feedback during the fiscal year, and implementing changes to address their feedback; and
•Hosting monthly all hands staff meetings to ensure our employees feel informed and aligned on our priorities and to encourage transparent communication.
We endeavor to continue to strengthen and improve our corporate governance and executive compensation practices. We have an equity ownership policy to reinforce our belief that executives and directors who believe in the future of our Company should have meaningful equity holdings in the Company. In addition, we have a majority standard for the election of directors on our Board.
Diversity and Inclusion:
Diversity is one of our Company's core values, and we believe in creating an inclusive and equitable environment that represents a broad spectrum of backgrounds and cultures.
Our office headquarters is located in Lehi, Utah. We strive to employ a diverse population compared to our talent pool. Our current diversity numbers are higher than that of our local talent pool. We continue to search for diverse employee candidates.
Our Board values having a board that reflects diverse perspectives, including those based on gender, ethnicity, skills, and experience at policy-making levels in areas that are relevant to the Company’s activities. Our Board also values candidates with diverse functional, geographic, and cultural backgrounds. The following Board Diversity Matrix represents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. Our Board satisfies the minimum objectives of Nasdaq Rule 5605(f)(2) for smaller reporting companies by having at least two directors who are Diverse including one Diverse director who identifies as Female (as such terms are defined by Nasdaq Rules). As we pursue future board recruitment efforts, our nominating and corporate governance committee will continue to seek out candidates who can contribute to the diverse views and perspectives of the Board. This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by unique personal and professional experiences.
Board Diversity Matrix as of September 16, 2024:

Total Number of Directors	8
	Female	Male	Non-Binary	Did Note Disclose Gender
Part I: Gender Identity
Directors	1	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
To see our Board Diversity Matrix as of September 21, 2023, please see the proxy statement filed with the SEC on September 22, 2023.

EXECUTIVE OFFICERS
The following table sets forth the names, ages, and titles of our executive officers as of the Record Date.

Name	Age	Position with Company
Mr. Steven R. Fife	64	President and Chief Executive Officer
Mr. Carl Aure	51	Chief Financial Officer
Ms. Julie Boyster	39	Chief Marketing Officer
Ms. Kristen Cunningham	40	Chief Sales Officer
Mr. Robert Harris	55	Chief Technology Officer
Ms. Alissa Neufeld	45	General Counsel and Corporate Secretary
Ms. Michelle Oborn	44	Chief People Officer
Each officer serves at the discretion of our Board and holds office until his or her successor is appointed or until his or her earlier resignation or removal. There are no family relationships between any of our executive officers and directors.
MR. STEVEN R. FIFE. See Mr. Fife’s biography included in “Proposal 1 – Election of Directors” section of this proxy statement.
MR. CARL AURE. Mr. Aure was appointed as our Chief Financial Officer in October 2021. Mr. Aure has over 25 years of finance and accounting experience along with more than 15 years in the direct selling industry. His extensive expertise includes international expansion and operations, mergers and acquisitions, financial planning and analysis, technical accounting and SEC reporting, international tax, and treasury management. From December 2018 to October 2021, Mr. Aure was the Chief Accounting Officer for NewAge, a social selling company with over 1,100 employees and operations in over 50 international markets. He joined NewAge in 2018 as Senior Vice President, Corporate Controller, following the acquisition of Morinda Holdings, Inc. (“Morinda”), a multi-level marketing company that sells Tahitian Noni juice and other products made from the noni plant, where he held finance and accounting roles of progressive responsibility from 2005 to 2018. Prior to Morinda, Mr. Aure spent eight years at KPMG, LLP, from 1996 to 2005, most recently as Senior Manager. Mr. Aure is a Certified Public Accountant and holds a Masters of Professional Accountancy from the University of Utah. Mr. Aure earned his Bachelor of Science degree in Accounting from Westminster College.
MS. JULIE BOYSTER. Ms. Boyster was appointed as our Chief Marketing Officer in January 2022. Prior to joining the Company, Ms. Boyster served from March 2020 to December 2021 as Vice President of Social and Creative and Director of Influencer Marketing for August United, a leading brand, social, and influencer marketing agency representing large, direct to consumer, and retail brands in the health, hospitality, pet, beauty, home care, and technology industries. Prior to joining August United, from September 2019 to March 2020, Ms. Boyster served as Head of Marketing for Integrated CBD, a wholesale CBD supplier. From April 2016 to April 2019, Ms. Boyster served as Senior Director of Marketing and Communications, Director of Digital Marketing, and Senior Manager of Digital Marketing, for Plexus Worldwide, a direct sales company with a wellness and weight management focus. From June 2011 to October 2016, and again from April 2019 to September 2019, Ms. Boyster ran a successful product marketing, digital marketing, and branding consultancy, Boyster Marketing Solutions, where she managed marketing and communications strategies for national and international clients. From April 2007 to June 2011, Ms. Boyster served as Director of Marketing and Client Relations for Jackson White Law P.C., a law firm in the Phoenix, Arizona area. Ms. Boyster earned a full academic scholarship and graduated from the Walter Cronkite School of Journalism at Arizona State University with a Bachelor of Arts degree in Journalism and Mass Communication with an emphasis in Public Relations.
MS. KRISTEN CUNNINGHAM. Ms. Cunningham was appointed as our Chief Sales Officer in June 2022 after serving as our Interim Chief Sales Officer and in other leadership positions in our sales organization since November 2020. Prior to joining the Company, Ms. Cunningham served from August 2011 to October 2020 as Director of Business Development and other sales leadership roles with Shaklee Corporation, a direct selling manufacturer and distributor of natural supplements and beauty and household products. From 2006 to 2011, Ms. Cunningham served in various roles in Distributor Support and Sales with NuSkin Enterprises, a direct selling beauty and wellness company. Ms. Cunningham received her Bachelor of Arts in Communications and Media Studies from Brigham Young University.
MR. ROBERT HARRIS. Mr. Harris was appointed as our Chief Technology Officer in January 2022. Prior to joining the Company, Mr. Harris served as the Vice President of Information Systems and Technology at Modere, a direct selling consumer products company, from February 2019 to October 2021. From 2001 to 2018, Mr. Harris served as Vice President of Global Software Development and in other leadership roles within the Information Technology area at NuSkin Enterprises, a direct selling beauty and wellness company. Mr. Harris received his Master of Business Administration and Bachelor of Science degree in Business Information Systems from Brigham Young University.

MS. ALISSA NEUFELD. Ms. Neufeld was appointed as our General Counsel and Corporate Secretary in March 2021. Prior to joining the Company, Ms. Neufeld served from January 2017 to March 2021 as the Chief Compliance Officer, Deputy General Counsel, and Assistant Corporate Secretary for Nature’s Sunshine Products, Inc., a natural health and wellness company operating in more than 40 countries. Prior to joining Nature’s Sunshine Products, Inc., Ms. Neufeld served from April 2014 to January 2016 as Associate General Counsel to 1-800 Contacts, Inc., an online contact lens retailer. Prior to her internal legal positions, Ms. Neufeld worked as a Business and Finance Associate for Ballard Spahr LLP, a national law firm, from September 2010 to April 2014, where she focused her practice on mergers and acquisitions, securities, corporate governance, and capital market transactions. Prior to her time with Ballard Spahr, LLP, Ms. Neufeld clerked for the Honorable Johnnie B. Rawlinson with the United States Court of Appeals for the Ninth Circuit. Ms. Neufeld received a Doctor of Jurisprudence from The University of Nevada Las Vegas, where she received a full academic scholarship, and a Bachelor of Arts degree in International Affairs with an international economics concentration and a Minor in Spanish from The George Washington University, where she received a Presidential Merit Scholarship.
MS. MICHELLE OBORN. Ms. Oborn was appointed as our Chief People Officer in August 2022. Ms. Oborn has led our human resources department since 2009 and serves as director of LifeVantage Legacy, our non-profit company. Prior to joining the Company, Ms. Oborn served in 2009 as Human Resources Manager at Zrii International, a direct selling wellness company. From 2005 to 2008, Ms. Oborn served as a litigation and employment paralegal at Wrona Law Offices. Ms. Oborn served as an intern at the Supreme Court of the United States in 2003 where she received the Rocco C. Siciliano Intern of the Year award. Ms. Oborn received her Bachelor of Science degree in Political Science from the University of Utah.
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth the compensation of our “principal executive officer” and our next two most highly compensated executive officers during the fiscal year ended June 30, 2024. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Plan Compensation(2)	All Other Compensation ($)		Total ($)
Steven R. Fife, President and	2024	537,500	—	1,478,697	164,049	117,646	(3)	2,297,892
Chief Executive Officer	2023	500,000	—	1,557,611	315,735	66,622		2,439,968
Carl Aure, Chief Financial	2024	350,000	—	241,126	74,567	32,583	(4)	698,276
Officer	2023	350,000	—	184,763	157,868	26,914		719,545
Julie Boyster, Chief Marketing	2024	315,000	—	308,637	54,541	31,489	(5)	709,667
Officer	2023	300,000	—	282,273	108,252	26,371		716,896
(1)The amounts in this column represent the aggregate grant date fair value of stock awards granted to the NEO in the applicable fiscal year under our 2017 Long-Term Incentive Plan (the "2017 Plan") and computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Code ("ASC"), Topic 718. See Notes 2 and 9 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on August 28, 2024 for a discussion of all assumptions that we made in determining the grant date fair values of such awards. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance conditions. In fiscal year 2024, each NEO was granted service-based restricted stock units (“RSUs”) and performance-based restricted stock units ("PRSUs"). The RSUs granted to Mr. Fife in August 2023 were cancelled in November 2023 in exchange for the grant of a restricted stock award ("RSAs") for the same number of shares. Mr. Fife also received additional RSAs in fiscal year 2024 related to the cancellation of a portion of the RSU grants he received in fiscal year 2023, as described in further detail below in "Narrative Explanation of Compensation Arrangements with our Named Executive Officers." There is no value included in the "stock awards" column for Mr. Fife attributable to the RSAs granted to him in fiscal year 2024 in cancellation of certain of his RSU and PRSU grants, as the RSA grants were considered modifications of the prior RSU grants made to him from an accounting perspective and no incremental fair value was associated with the modification. The grant date fair value of the PRSUs included in the “stock awards” column above assumes the PRSUs will become eligible to vest at 100% of their target level, which we determined was the probable outcome for the awards at the time of grant. The grant date fair value of the PRSUs granted in fiscal year 2024 assuming achievement at the maximum level of 200% is as follows: Mr. Fife - $1,478,697 (reflects the maximum level at grant for Mr. Fife's award of 200% or 302,392 PRSUs, but which was amended in November 2023 to cap the maximum PRSUs subject to the award at 300,000), Mr. Aure - $241,125, and Ms. Boyster - $308,637.

(2)The amounts in this column reflect cash bonus awards earned by the NEOs under one of our cash incentive plans. The annual incentive plan payout this year was 42.61% of the plan’s targeted payout based on actual achievement of the set goals.
(3)Reflects reimbursements Mr. Fife received for travel, including $96,106 in travel, $12,766 in health insurance benefits, and $8,062 in 401(k) matching contributions.
(4)Reflects reimbursements Mr. Aure received including $22,543 in health insurance benefits and $10,039 in 401(k) matching contributions.
(5)Reflects reimbursements Ms. Boyster received for travel, including $3,020 in travel by her companion, $22,543 in health insurance benefits and $5,925 in 401(k) matching contributions.
NARRATIVE EXPLANATION OF COMPENSATION ARRANGEMENTS WITH OUR NAMED EXECUTIVE OFFICERS
Base Salaries and Annual Incentive Opportunities
The base salaries of all of our named executive officers are reviewed from time to time and adjusted when our Board or compensation committee determines that an adjustment is appropriate. In connection with our compensation committee’s annual review of our executives’ performance and compensation for our fiscal year 2024, the base salaries were reviewed in August 2023, and effective in October 2023, with Mr. Fife's base salary being adjusted to $550,000 (from $500,000), Mr. Aure's base salary remaining unchanged at $350,000, and Ms. Boyster's base salary being adjusted to $320,000 (from $300,000).
Each of our NEOs is eligible to receive a cash incentive bonus under one of our annual incentive plans, with such bonus awarded based on certain corporate performance goals. The performance goals for fiscal year 2024 included revenue, monthly purchasers, monthly enrollers, Fast Track, EBITDA, ESG metrics, and accomplishment of strategic initiatives associated with the international launch of a new compensation plan. Target bonus amounts for our NEOs are established as a percentage of their annual base salary. For fiscal year 2024, the target bonus rates, as a percentage of base salary for Mr. Fife, Mr. Aure and Ms. Boyster were 70%, 50%, and 40%, respectively. Accomplishment of our annual incentive plan goals for fiscal year 2024 was determined by our compensation committee in August 2024 to be at 42.61%, resulting in the payout of fiscal year 2024 bonuses at 42.61% of target for our NEOs.
Equity Compensation
Each of our NEOs were awarded both RSUs and PRSUs pursuant to our 2017 Plan in August 2023. Mr. Fife's RSU award was subsequently cancelled in November 2023 in its entirety as a result of the annual grant limitations under the 2017 Plan. In exchange for the cancelled RSUs, Mr. Fife received an RSA grant in November 2023 representing the same number of shares of our common stock. Mr. Fife also received additional grants of RSAs in November 2023 related to the cancellation of RSUs and PRSUs that he was granted in August and November 2022, as described in further detail below.
The RSUs granted to our NEOs in August 2023 vest solely based on continued service over three years, with 1/3rd of the RSUs vesting on the one-year anniversary of the award grant date and the remaining RSUs vesting quarterly in equal amounts over the next two years.
The RSAs granted to Mr. Fife in November 2023 vest solely based on continued service over three years, with 5/12th of the RSAs vesting on the one-year anniversary of the grant date of the award and 1/12th of the award vesting quarterly over the next 20 months thereafter.
The PRSUs granted to our NEOs are eligible to vest based on our revenue performance over fiscal years 2024, 2025, and 2026, where 50% of the total PRSUs granted to our NEOs are eligible to vest based on fiscal year 2024 revenue performance; 30% of the total PRSUs granted to our NEOs are eligible to vest based on fiscal year 2025 revenue performance; and 20% of the total PRSUs granted to our NEOs are eligible to vest based on fiscal year 2026 revenue performance. The maximum amount of PRSUs eligible to vest based on revenue performance is 200% of target; provided, however, that Mr. Fife’s PRSU award was amended in November 2023 such that the maximum number of PRSUs eligible to vest based on revenue performance is capped at 300,000 PRSUs total. To the extent the revenue performance is determined to be achieved by our compensation committee following the relevant performance period, the PRSUs will vest on the following August 31st. The revenue threshold associated with 2024 revenue performance was $213,398,396 and was determined by the compensation committee in August 2024 to have not been met and none of the PRSUs for fiscal year 2024 revenue performance vested. The revenue targets for fiscal year 2025 and fiscal year 2026 were set with a target of 4% year over year from the prior fiscal year revenue achieved.

Due to the annual grant limitations in the 2017 Plan, portions of the RSU and PRSU grants to Mr. Fife in August 2022 and November 2022 were also cancelled in November 2023 in exchange for the grant of new RSAs. These included the cancellation of PRSUs for which performance had previously been determined, such that the RSAs granted in exchange for the cancellation of such awards are subject solely to service-based vesting. Each RSA grant that was made to Mr. Fife in November 2023 related to the cancellation of an RSU or PRSU award granted in August or November 2022 represents the same number of shares of our common stock for which such award was cancelled, were granted on the same day as the cancellation of the prior year awards, and had the same service-based vesting terms as the prior year awards. Mr. Fife received the following RSA grants related to his August and November 2022 RSU and PRSUs:
•An award for 9,715 RSAs that vest as to 1/4th of the shares on each of November 6, 2024, January 1, 2025, April 1, 2025 and July 1, 2025.
•An award for 68,006 RSAs that vest as to 1/4th of the shares on each of November 6, 2024, January 1, 2025, April 1, 2025 and July 1, 2025.
•An award for 9,700 RSAs that vest as to 1/3rd of the shares on each of January 1, 2025, April 1, 2025 and July 1, 2025.
•An award for 38,311 RSAs that vest as to 1/3rd of the shares on each of January 1, 2025, April 1, 2025 and July 1, 2025.
Employee Benefits and Perquisites
Our NEOs are eligible to participate in our health, dental, long-term and short-term disability, and vision insurance plans to the same extent as our full-time employees, generally; however, for our NEOs we pay for a higher level of coverage, while our other eligible employees are provided only basic company-paid coverage under our health plan.
Retirement Benefits
We provide wealth accumulation benefits to eligible employees, including our NEOs, in the form of a 401(k) savings plan. The company provides a 401(k) match to each participating employee up to the first 3% of their contributions. These benefits are offered on the same basis to all employees, including our NEOs.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
We enter into offer letters with each of our NEOs at the commencement of their employment with us, and which set forth the initial terms of the officer’s employment with us and provide that the officer’s employment will be “at will” and may be terminated at any time. We also entered into a new offer letter with Mr. Fife in January 2021 in connection with his appointment as our President and CEO. Our NEOs are also entitled to certain severance benefits under key executive benefits package contracts which are described below.
Mr. Fife
The Key Executive Benefits Agreement with Mr. Fife provides that if we terminate Mr. Fife's employment without "cause" or if he resigns with "good reason," which includes customary triggers, and he executes and delivers to us a separation agreement that provides, among other things, a release of all claims against us and a covenant not to sue us (and he does not revoke such separation agreement), then in addition to accrued pay, he will be entitled to payments equal in the aggregate to twelve months of his then annualized base salary. The salary continuation payments referred to in the preceding sentence will be paid in substantially equal monthly installments over a twelve-month period following the date of termination of employment. Mr. Fife is also eligible for equity award acceleration pursuant to our Change in Control Policy, as described below, in the event his termination of employment without cause or resignation for good reason occurs within twelve months of our change in control.
Mr. Aure and Ms. Boyster
The Key Executive Benefits Agreements with Mr. Aure and Ms. Boyster provide that if we terminate their employment without "cause," which includes customary triggers, and they execute and deliver to us a separation agreement that provides, among other things, a release of all claims against us and a covenant not to sue (and they do not revoke such separation agreement), then in addition to accrued pay, he or she will be entitled to payments equal in the aggregate to six months of the NEO's then annualized base salary. The salary continuation payments referred to in the preceding sentence will be paid in substantially equal monthly installments over the six-month period following the date of termination of employment. Mr. Aure and Ms. Boyster are also eligible for equity award acceleration pursuant to our Change in Control Policy, as described below, in the event their termination of employment without cause occurs within twelve months of our change in control.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information concerning all stock options and stock awards held by our NEOs as of June 30, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(i)		(i)
Steven R. Fife	44,000	—	(2)	4.44	2/2/2028	—		—
	—	—		—	—	5,390	(3)	34,604
	—	—		—	—	17,001	(4)	109,146
	—	—		—	—	25,541	(5)	163,973
	—	—		—	—	6,467	(6)	41,518
	—	—		—	—	2,429	(7)	15,594
	—	—		—	—	—		—	75,598	(8)	485,339
	—	—		—	—	106,317	(9)	682,555
	—	—		—	—	19,415	(10)	124,644
	—	—		—	—	151,196	(11)	970,678
Carl Aure	—	—		—	—	1,875	(12)	12,038
	—	—		—	—	11,667	(3)	74,902
	—	—		—	—	12,005	(4)	77,072
	—	—		—	—	9,015	(5)	57,876
	—	—		—	—	—		—	12,328	(8)	79,143
	—	—		—	—	24,655	(13)	158,285
Julie Boyster	—	—		—	—	10,000	(14)	64,200
	—	—		—	—	18,337	(4)	117,724
	—	—		—	—	13,772	(5)	88,416
	—	—		—	—	—		—	15,779	(8)	101,301
	—	—		—	—	31,558	(13)	202,602
(1)Computed in accordance with SEC rules as the number of unvested RSUs or RSAs, as applicable, multiplied by the closing market price of our common stock at the end of the 2024 fiscal year, which was $6.42 on June 28, 2024 (the last business day of the 2024 fiscal year). The actual value (if any) to be realized by the NEO depends on whether the shares vest and the future performance of our common stock.
(2)These options were granted on February 2, 2018 and are fully vested.
(3)These RSUs were granted to Mr. Fife on August 12, 2021 and Mr. Aure on November 12, 2021. 1/3rd of the RSUs vested on the one-year anniversary of the date of grant, with quarterly vesting thereafter, subject to their continued service through each such date.
(4)These PRSUs were granted to Messrs. Fife and Aure, and Ms. Boyster on August 18, 2022. The number of PRSUs eligible to vest was originally subject to our achievement of the specified revenue target for fiscal year 2023, and our achievement of specified strategic scorecard metrics in fiscal year 2023, with the number of PRSUs in the table above reflecting actual achievement at 133.125% of the target level. 1/3rd of the PRSUs vested on the one-year anniversary of the date of grant, with quarterly vesting thereafter, subject to continued service through each such date. 68,006 of the PRSUs granted to Mr. Fife on August 18, 2022 were cancelled in November 2023 in exchange for a new grant of RSAs to Mr. Fife of 68,006 shares.
(5)These RSUs were granted to Messrs. Fife and Aure, and Ms. Boyster on August 18, 2022. 1/3rd of the RSUs vested on the one-year anniversary of the date of grant, with quarterly vesting thereafter, subject to their continued service through each such date. 38,311 of the RSUs granted to Mr. Fife on August 18, 2022 were cancelled in November 2023 in exchange for a new grant of RSAs to Mr. Fife of 38,311 shares.
(6)These PRSUs were granted to Mr. Fife on November 10, 2022. The number of PRSUs eligible to vest was originally subject to our achievement of the specified revenue target for fiscal year 2023 and achievement of specified strategic scorecard metrics in fiscal year 2023, with the number of PRSUs in the table above reflecting actual achievement of 133.125% of the target level. 5/12th of the PRSUs vested on the one-year anniversary of the date of grant, with quarterly vesting thereafter, subject to Mr. Fife’s continued service through each such date. 9,700 of the PRSUs granted to Mr. Fife on November 10, 2022 were cancelled in November 2023 in exchange for a new grant of RSAs to Mr. Fife for 9,700 shares.
(7)These RSUs were granted to Mr. Fife on November 10, 2022. 5/12th of the RSUs vested on the one-year anniversary of the date of grant, with quarterly vesting thereafter, subject to Mr. Fife's continued service through each such date. 9,715 of the RSUs granted to Mr. Fife on November 10, 2022 were cancelled in November 2023 in exchange for a new grant of RSAs to Mr. Fife of 9,715 shares.
(8)These PRSUs were granted to Messrs. Fife and Aure, and Ms. Boyster on August 24, 2023. 50% of the total number of PRSUs originally granted were eligible to vest based on achievement of a specific revenue target for fiscal year 2024; 30% of the total number of PRSUs originally granted were eligible to vest based on achievement of a specific revenue target for fiscal year 2025; and 20% of the total number of PRSUs originally granted were eligible to vest based on achievement of a specific revenue target for fiscal year 2026. The maximum amount of PRSUs eligible to vest based on revenue performance is 200% of target; provided, however, that Mr. Fife's PRSU award was amended in November 2023 such that the maximum number of PRSUs eligible to vest based on revenue performance is capped at 300,000 PRSUs total. The revenue target for fiscal year 2024 was not achieved and the PRSUs attributable to such target were forfeited in their entirety. In accordance with SEC rules, the number of PRSUs in column (i) and the value of those PRSUs in column (j) reflects target performance assuming the fiscal year 2025 revenue target is achieved. PRSUs for each performance period, to the extent the applicable revenue target is achieved, become eligible to vest on August 31st of the following fiscal year, subject to continued service by the NEO through such date.
(9)This RSA was granted to Mr. Fife on November 6, 2023, in exchange for cancelled RSUs and PRSUs originally granted to Mr. Fife on August 18, 2022. This RSA vests on the same schedule as the original grant of RSUs and PRSUs, with 17,001 shares vesting on November 6, 2024 and 29,772 shares vesting on each of January 1, 2025, April 1, 2025, and July 1, 2025, subject to Mr. Fife's continued service through each such date.
(10)This RSA was granted to Mr. Fife on November 6, 2023 in exchange for cancelled RSUs and PRSUs originally granted to Mr. Fife on November 10, 2022. This RSA vests on the same schedule as the original grant of RSUs and PRSUs, with 2,429 shares vesting on November 6, 2024, 5,662 shares vesting on January 1, 2025, 5,661 shares vesting on April 1, 2025, and 5,663 shares vesting on July 1, 2025, subject to Mr. Fife's continued service through each such date.
(11)This RSA was granted to Mr. Fife on November 6, 2023, in exchange for a cancelled RSUs originally granted to Mr. Fife on August 24, 2023. This award will vest as to 5/12ths of the shares on the one-year anniversary of the date of grant, with quarter vesting thereafter, subject to Mr. Fife's continued service through each such date.
(12)These RSUs were granted to Mr. Aure on November 12, 2021, in connection with his commencement of employment with us as our Chief Financial Officer. The RSUs vest in equal annual installments over three years commencing on the date of the grant, subject to his continued service through each such date.
(13)These RSUs were granted to Mr. Aure and Ms. Boyster on August 24, 2023. 1/3rd of the RSUs vested on August 31, 2024, with quarterly vesting thereafter, subject to their continued service through each such date.
(14)These RSUs were granted to Ms. Boyster on February 17, 2021, in connection with her commencement of employment with us as our Chief Marketing Officer. The RSUs vest in equal annual installments over three years commencing on the date of the grant, subject to her continued service through each such date.

Change in Control Policy
Our change in control policy provides, with respect to all outstanding unvested stock awards, and, until changed by our Board or our compensation committee, future-granted stock awards, for vesting acceleration such that, upon a change in control of our Company, and a subsequent termination of the award holder’s employment within 12 months thereafter, either by us or our successor, without cause or upon the award holder’s resignation for good reason, vesting credit will be deemed achieved as follows: (1) with respect to awards with service-based vesting, as to 100% of the then-unvested awards effective upon the employment termination date; and (2) with respect to awards with performance-based vesting conditions, the attainment of all performance conditions shall be deemed to be at the greater of the target level of achievement or the actual level of achievement, measured as of either (a) the end of the applicable performance period, or (b) the date of the NEO’s termination of employment.
Equity Ownership Policy
Our equity ownership policy requires certain of our executive officers to own a minimum number of shares of our common stock. Our equity ownership policy requires: (1) our CEO to hold a number of shares of our common stock having a value equal to or greater than five times (5x) his or her annual base salary, (2) each of our officers above the level of Senior Vice President to hold a number of shares of our common stock having a value equal to or greater than two times (2x) his or her annual base salary, and (3) each of our officers at the level of Senior Vice President to hold a number of shares of our common stock having a value equal to or greater than one times (1x) his or her annual base salary. Such ownership targets will be measured on a quarterly basis as of the last date of each fiscal quarter (i.e., March 31, June 30, September 30, and December 31 of each year). Each employee subject to our equity ownership policy has five years from the time he or she becomes subject to the equity ownership policy to meet his or her required level of equity ownership. Each of our NEOs is subject to the equity ownership policy, and as of June 30, 2024, each of our currently employed NEOs was in compliance with the equity ownership policy.
Until such time as each employee subject to our equity ownership policy obtains and thereafter continues to meet the ownership targets, such employee is required to retain direct ownership of all of the “net shares” (defined below) of our common stock he or she receives as a result of the exercise, vesting or payment of equity awards. In addition, at all times and whether or not an employee subject to our equity ownership policy has achieved and otherwise maintains ownership of shares of our common stock representing at least his or her ownership target, such employee is required to retain direct ownership for a period of at least one year of 100% of the “net shares” received as the result of the exercise, vesting or payment of any equity awards granted to such employee. “Net shares” means those shares that remain after shares are sold or withheld, as the case may be, solely to (1) pay any applicable exercise price for an equity award (e.g., stock options, stock appreciation rights), or (2) satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award. The audit committee has full power and authority to administer and interpret our equity ownership policy and may grant exceptions based on economic hardship or other showing of good cause.
Recoupment Policy
In November 2023, our Board approved an amended and restated recoupment policy (the "Recoupment Policy" and also referred to as a "Clawback Policy") with respect to all incentive-based compensation granted or paid by us to our executive officers, including cash and stock, which is intended to comply with applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"). The Recoupment Policy applies in the event our financial results are restated as a result of material non-compliance with financial reporting requirements under the federal securities laws, and the Recoupment Policy provides our Board with broad discretion as to what actions may be taken based on circumstances leading to the restatement, including recovery of incentive compensation received by an executive officer in excess of what the executive officer would have been paid under the restatement.
2017 Plan
In December 2016, our Board adopted our 2017 Plan. The 2017 Plan replaced our prior 2010 Plan for the grant of equity-based awards to our NEOs and other employees. The 2017 Plan was approved by our stockholders in February 2017. The 2017 Plan permits the discretionary award of ISOs, NSOs, restricted stock, stock units, stock appreciation rights, and performance-based cash awards to eligible service providers.
The 2017 Plan, as initially adopted, reserved a maximum of 1,125,000 shares to be issued thereunder. 650,000 shares were immediately available to be issued on February 16, 2017, following the approval of the 2017 Plan by our stockholders. Up to an additional 475,000 shares were eligible to become available for issuance under the 2017 Plan, which consist of shares available for grant under the 2010 Plan that were not issued or subject to outstanding awards plus shares subject to awards previously granted under the 2010 Plan if they expire or lapse unexercised or are subsequently forfeited to or repurchased by us.

In February 2018, our stockholders approved an amendment to the 2017 Plan to increase the number of shares of our common stock that are available under the 2017 Plan by 425,000 to 1,550,000.
In November 2018, our stockholders approved an amendment to the 2017 Plan to increase the number of shares of our common stock that are available for issuance under the 2017 Plan by 715,000 to 2,265,000.
In November 2020, our stockholders approved an amendment to the 2017 Plan to increase the number of shares of our common stock that are available under the 2017 Plan by 650,000 to 2,915,000.
In November 2022, our stockholders approved an amendment to the 2017 Plan to increase the number of shares of our common stock that are available under the 2017 Plan by 1,052,000 shares to 3,967,000.
In November 2023, our stockholders approved an amendment to the 2017 Plan to increase the number of shares of our common stock that are available under the 2017 Plan by 1,138,000 shares to 5,105,000.
As of June 30, 2024, there were awards outstanding, net of awards expired, for an aggregate of 693,752 shares of our common stock under the 2017 Plan.
PAY-VERSUS-PERFORMANCE
As required by Section 952(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” ("CAP") to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this disclosure differ from those required in the Summary Compensation Table. For our NEOs, other than our principal executive officer (the “PEO”), compensation is reported as an average.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return(5)	Net Income(6)
2024	$2,297,892	$3,048,401	$703,972	$853,888	$159.73	$2,937,000
2023	$2,439,968	$2,711,170	$718,220	$753,632	$61.49	$2,540,000
2022	$1,525,604	$788,694	$788,384	$453,433	$59.63	$3,120,000
(1)Our PEO for each year reported is Steven R. Fife, our CEO. The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Fife in the “Total” column of the Summary Compensation Table in the applicable fiscal year.
(2)In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid to our PEO during fiscal years 2024, 2023, and 2022, which consisted solely of adjustments to the PEO’s equity awards:

Description of Adjustment	2024	2023	2022
Summary Compensation Table – Total Compensation	$2,297,892	$2,439,968	$1,525,604
- grant date fair value of option awards and stock awards granted in the covered fiscal year	(1,478,697)	(1,557,611)	(936,610)
+ fair value at fiscal year-end of outstanding and unvested option awards and stock awards granted in the covered fiscal year	1,456,017	1,849,637	281,371
+ change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal years	377,899	—	(62,895)
+ fair value on vesting date of option awards and stock awards granted in the covered fiscal year that vested during the covered fiscal year	—	—	—
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested in the covered fiscal year	364,828	(20,824)	(18,776)
- fair value of as of prior fiscal year-end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	—	—	—
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	30,462	—	—
Total Equity Adjustments (subtotal)	750,509	271,202	(736,910)
Compensation Actually Paid	$3,048,401	$2,711,170	788,694
(3)The non-PEO NEOs for each year reported are as follows:

For fiscal year 2024: Mr. Aure and Ms. Boyster;
For fiscal year 2023: Mr. Aure and Ms. Boyster; and
For fiscal year 2022: Messrs. Aure and Rose.
The dollar amounts reported in this column represent the average of the amounts reported for the non-PEO NEOs in the “Total” column of the Summary Compensation Table in the applicable fiscal year.
(4)In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid on average to our non-PEO NEOs during fiscal years 2024, 2023, and 2022, which consisted solely of adjustments to the non-PEO NEOs’ equity awards:

Description of Adjustment	2024	2023	2022
Summary Compensation Table – Total Compensation	$703,972	$718,220	$788,384
- grant date fair value of option awards and stock awards granted in the covered fiscal year	(274,882)	(233,518)	(459,275)
+ fair value at fiscal year-end of outstanding and unvested option awards and stock awards granted in the covered fiscal year	270,666	277,294	125,063
+ change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal years	79,354	—
+ fair value on vesting date of option awards and stock awards granted in the covered fiscal year that vested during the covered fiscal year		—	—
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested in the covered fiscal year	74,778	(8,364)	(739)
- fair value of as of prior fiscal year-end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year		—
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation		—
Total Equity Adjustments (subtotal)	149,916	35,412	(334,951)
Compensation Actually Paid	$853,888	$753,632	$453,433
(5)The Total Stockholder Return ("TSR") calculation is based on the change in value of a $100 investment from the beginning of the period compared to the end of applicable period and assumes the reinvestment of dividends.
(6)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable fiscal year.
Narrative Disclosure
Our compensation committee makes executive compensation decisions independent of SEC disclosure requirements.

Compensation Actually Paid and Total Stockholder Return
The following graph reflects the relationship between the PEO and average non-PEO NEO CAP and our TSR, assuming an initial fixed investment of $100 and the reinvestment of dividends, for the fiscal years ended June 30, 2024, June 30, 2023, and June 30, 2022. CAP to our PEO and non-PEO NEOs from fiscal year 2023 to fiscal year 2024 increased slightly while our TSR also increased significantly during the same period, which was driven mainly by an increase in our stock price between fiscal year-end 2023 and fiscal year-end 2024. In fiscal year 2024, 50% of the total number of PRSUs originally granted to our PEO and non-PEO NEOs were forfeited in their entirety due to the failure to achieve the revenue target for fiscal year 2024.

Compensation Actually Paid vs. Company TSR
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Total Stockholder Return
Fiscal 2022
Fiscal 2023
Fiscal 2024
PEO
Average Non-PEO NEO
TSR

Compensation Actually Paid and Net Income
The following graph reflects the relationship between the PEO and average non-PEO NEO CAP and our net income for the fiscal years ended June 30, 2024, June 30, 2023, and June 30, 2022. CAP to our PEO and non-PEO NEOs from fiscal year 2023 to fiscal year 2024 increased slightly while our net income increased over the same period. While we are required by SEC rules to disclose the relationship between our net income and CAP to our NEOs, this is not a metric our compensation committee currently uses in evaluating our NEOs’ compensation.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Fiscal 2022
Fiscal 2023
Fiscal 2024
PEO
Average Non-PEO NEO
Net Income

DIRECTOR COMPENSATION
Compensation for our non-employee directors consists of (1) monthly retainers for board service and for service as Chair of our Board and the chair of one of the standing board committees and (2) annual equity awards. Our Board revised the monthly retainer amounts for our Board Chair and for our committee chairs in November 2023. The monthly retainers consist of the following:
•$7,000 for service as the chair of our Board ($6,000 prior to November 2023);
•$6,667 for service as the chair of our audit committee ($5,500 prior to November 2023);
•$6,250 for service as the chair of our compensation committee ($5,500 prior to November 2023);

•$5,833 for service as the chair of our nominating and governance committee ($5,000 prior to November 2023); and
•$5,000 for service by all other non-employee directors.
In connection with each annual meeting of our stockholders at which a non-employee director is re-elected (for example, on the date of the Annual Meeting), or upon first joining our Board (the date of such re-election or the date a new non-employee first joins our Board, the “Election Date”), each non-employee director will receive a restricted stock award for a number of shares equal to $105,000 divided by the Stock Price, where the “Stock Price” is equal to the average closing price of our common stock for each of the ten trading days ending the day before the Election Date. Our Board most recently revised the cash value of such restricted stock award from $75,000 to $105,000 in November 2023. Subject to continued service, such restricted stock awards will vest in a single installment on the one-year anniversary of the grant date.
The table below summarizes the compensation we paid to our non-employee directors for fiscal year 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Michael A. Beindorff	71,250	84,035	155,285
Erin Brockovich (2)	60,000	84,035	144,035
Raymond B. Greer	74,000	84,035	158,035
Dayton Judd (3)	20,000	86,525	106,524
Cynthia Latham	65,831	84,035	149,866
Darwin K Lewis	74,169	84,035	158,204
Garry Mauro	65,000	84,035	149,035
(1)These amounts represent the grant date fair value of restricted stock awards granted by us during fiscal year 2024, determined in accordance with FASB ASC, Topic 718. For the assumptions used in our valuations, see Notes 2 and 9 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on August 28, 2024 for a discussion of all assumptions that we made in determining the grant date fair values of its equity awards.
(2)Ms. Brockovich resigned from our Board effective August 26, 2024.
(3)Mr. Judd was appointed as a non-employee director on February 14, 2024, and his monthly retainer and annual equity award were pro-rated for months of service.
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides certain information as of June 30, 2024 with respect to all compensation plans under which shares of our common stock are authorized for issuance.

(a)	(b)		(c)		(d)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights and vesting of restricted stock units (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (b)) (#)
All equity compensation plans approved by security holders	693,752	(1)	4.44	(2)	2,080,844	(3)
Equity compensation plans not approved by security holders	—		—		—
(1)Includes 71,500 shares of our common stock that can be issued upon the exercise of outstanding options and 1,622,252 shares of our common stock that can be issued upon vesting of restricted stock units and performance restricted stock units.
(2)Does not take into account restricted stock units, as those awards have no exercise price.
(3)Includes 69,171 shares of our common stock available under our 2019 ESPP.

AUDIT RELATED MATTERS
Audit Committee Report
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Deloitte is our independent registered public accounting firm and is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
The audit committee has held discussions with management and the independent registered public accounting firm. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm. The audit committee received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence and discussed the independence of our independent registered public accounting firm with the firm. In addition, the audit committee has discussed with our independent registered public accounting firm the matters required to be discussed under the rules adopted by the PCAOB, including General Auditing Standards 1301, Communications with Audit Committees.
The audit committee has also considered whether the provision of non-audit services to our Company is compatible with maintaining the independent registered public accounting firm’s independence. The audit committee has concluded that the independent registered public accounting firm is independent of our Company and our management. The audit committee has reviewed with our independent registered public accounting firm the overall scope and plans for its audit.
Relying on the foregoing reviews and discussions, the audit committee recommended to our Board the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2024, and this proxy statement, for filing with the SEC.

The Audit Committee

Darwin K. Lewis, Chair
Raymond Greer
Dayton Judd
Garry Mauro
The preceding “Audit Committee Report” shall not be deemed soliciting material or filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Principal Accountant Fees and Services
Deloitte was engaged to perform audit services for us for fiscal year ended June 30, 2024. Those services consisted of the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting, review of the quarterly financial statements and audit of our employee benefit plan.
The following table presents fees for professional audit services rendered by Deloitte for the fiscal years ended June 30, 2024 and 2023:

Deloitte and Touche, LLP	Fiscal years ended June 30,
	2024	2023
Audit Fees (1)	$467,343	$328,458
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
	$467,343	$328,458
(1)Audit Fees consist of fees billed for the audit of annual financial statements and internal control over financial reporting, and the review of interim financial statements.

Pre-Approval Policies and Procedures
The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policies require pre-approval of all auditing and such non-auditing services as our independent registered public accounting firm is permitted to provide, subject to de minimis exceptions for services other than audit, review or attest services that are approved by the audit committee prior to completion of the audit. All of the items identified under “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” above were approved by the audit committee. Alternatively, the engagement of our independent registered public accounting firm may be entered into pursuant to pre-approved policies and procedures that our audit committee may establish, so long as these policies and procedures are detailed as to particular services and the audit committee is informed of each service. In making these determinations, the audit committee will consider whether the services provided are compatible with maintaining the independence of the independent registered public accounting firm. We are prohibited by applicable law from obtaining certain non-audit services from our independent registered public accounting firm and, in that event, we would obtain these non-audit services from other providers.
Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm and determined that it is consistent with such independence.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of August 1, 2024 by: (1) each director; (2) each of our NEOs; (3) all of our executive officers and directors as a group; and (4) each stockholder known to us to be the beneficial owner of 5% or more of outstanding shares of our common stock. As of the Record Date, other than those individuals listed on the chart below, no other individuals were known to us to own beneficially more than 5% of our common stock. The shares disclosed in this table are based upon information supplied to us by the foregoing parties and filings made by such parties with the SEC.
Except as otherwise noted, the address for each person listed below is c/o LifeVantage Corporation, 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043.
The percentages of beneficial ownership set forth below are based on 12,520,682 shares of our common stock issued and outstanding as of August 1, 2024.

Name of Beneficial Owner (1)	Number of Shares		Percent of Class
Principal Shareholders
Renaissance Technologies, LLC	855,118	(2)	6.84%
Bradley Louis Radoff and entities associated with Bradley Louis Radoff	634,000	(3)	5.06%
Directors and Named Executive Officers
Rajendran Anbalagan	2,649	(4)	*
Michael A. Beindorff	122,253	(5)	*
Erin Brockovich	62,943	(6)	*
Raymond B. Greer	99,469	(7)	*
Dayton Judd	775,137	(8)	6.20%
Cynthia Latham	47,979	(9)	*
Darwin K. Lewis	107,991	(10)	*
Garry Mauro	246,252	(11)	1.97%
Steven R. Fife	676,365	(12)	5.38%
Carl Aure	92,742	(13)	*
Julie Boyster	59,435	(14)	*
All executive officers and directors (15 persons)	2,610,697	(15)	20.65%
* Less than one percent.
(1)The shares of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13F, 13D and 13G filed with the SEC. Except as otherwise indicated in these footnotes and subject to community property laws where applicable, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.
(2)Based solely on information contained on a Form 13F-HR filed with the SEC on August 9, 2024, with respect to holdings of the Company’s common stock as of June 30, 2024. The address of the principal place of business of Renaissance Technologies, LLC is 800 Third Avenue, New York, New York 10022.
(3)Based solely on information contained on a Schedule 13D/A filed with the SEC on July 31, 2024, with respect to holdings of 551,500 shares of common stock by Mr. Radoff individually and 82,500 shares of common stock held by The Radoff Family Foundation, which Mr. Radoff is deemed to beneficially own. The address of the principal place of business of Mr. Radoff is 2727 Kirby Drive, Unit 29L, Houston, Texas 77098.
(4)Consists of 2,649 shares held directly by Mr. Anbalagan granted through an RSA award on August 26, 2024.
(5)Includes 42,199 shares held directly by Mr. Beindorff, 74,228 shares by the Michael A. Beindorff Trust, which Mr. Beindorff is deemed to beneficially own, 5,500 shares owned by Mr. Beindorff’s spouse, which Mr. Beindorff is deemed to beneficially own, and 326 shares owned by Mr. Beindorff’s spouse in a custodial account for their minor children, which Mr. Beindorff is deemed to beneficially own.
(6)Consists of 62,943 shares held directly by Ms. Brockovich. Ms. Brockovich resigned from our Board effective August 26, 2024.
(7)Consists of 99,469 shares held directly by Mr. Greer.
(8)Includes 25,812 shares held directly by Mr. Judd and 749,325 shares owned by Sudbury Capital Fund, LP, which Mr. Judd is deemed to beneficially own.
(9)Consists of 47,979 shares held directly by Ms. Latham.
(10)Consists of 107,991 shares held directly by Mr. Lewis.
(11)Consists of (i) 77,067 shares held directly by Mr. Mauro, (ii) 6,475 shares held by the Garry Paul Mauro SEP IRA, (iii) 32,542 shares held by The Francesco A. Mauro Trust of 2021 (the “Francesco Trust”), (iv) 32,542 shares held by The Andrew H. Mauro Trust of 2021 (the “Andrew Trust”), (v) 32,542 shares held by The Dominic C. Mauro Trust of 2021 (the “Dominic Trust”), (vi) 32,542 shares held by The David W.B. Mauro Trust of 2021 (the “David Trust”) and (vii) 32,542 shares held by The Alexandra P. Mauro Trust of 2021 (the “Alexandra Trust” and collectively with the Francesco Trust, the Andrew Trust, the Dominic Trust and the David Trust, the “Mauro Trusts”). Mr. Mauro is deemed to beneficially own the shares held by the Garry Paul Mauro SEP IRA and each of the Mauro Trusts. Mr. Mauro disclaims beneficial ownership of the shares held by each of the Mauro Trusts except to the extent of his pecuniary interest therein, if any.
(12)Consists of (i) 632,365 shares directly owned by Mr. Fife and (ii) 44,000 shares of common stock which Mr. Fife has the right to acquire or will have the right to acquire within 60 days of August 1, 2024.
(13)Consists of shares Mr. Aure beneficially owns or will have the right to acquire within 60 days of August 1, 2024.
(14)Consists of shares Ms. Boyster beneficially owns or will have the right to acquire within 60 days of August 1, 2024.
(15)Consists of 2,539,197 shares beneficially owned by our executive officers and directors as a group, and 71,500 shares that our executive officers and directors as a group have the right to acquire or will have the right to acquire within 60 days of August 1, 2024.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related-Party Transactions Policies and Procedures
Related-party transactions have the potential to create actual or perceived conflicts of interest between our Company and our directors and executive officers or their immediate family members. Under its charter, our audit committee is charged with the responsibility of reviewing and approving all related-party transactions. To assist in identifying such transactions, we distributed questionnaires to each of our directors and officers. Although we do not have a formal policy with regard to approving related-party transactions, our audit committee may consider the following factors when deciding whether to approve a related-party transaction: the nature of the related party’s interest in the transaction; the material terms of the transaction, including, without limitation, the amount and type of the transaction; the importance of the transaction to the related party; whether the transaction would impair the judgment of a director or executive officer to act in our best interests; and any other matters deemed appropriate by our audit committee.
Certain Related-Party Transactions
Since the beginning of the last fiscal year, other than as disclosed below, there has not been any transaction, proposed transaction, or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds the lower of $120,000 or the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
In February 2024, the Company entered into the Cooperation Agreement with the Stockholder Parties. Please see the section entitled “Corporate Governance – Cooperation Agreement.” Dayton Judd is a party to the Cooperation Agreement, and certain of the Stockholder Parties, together with its affiliates, hold more than 5% of our common stock. Pursuant to the Cooperation Agreement, the Company agreed to pay the Stockholder Parties an amount not to exceed an aggregate of $1 million in exchange for the release from the Stockholder Parties, and as reimbursement for the Stockholder Parties’ reasonable and documented out-of-pocket fees and expenses incurred by the Stockholder Parties in connection with the subject matter.
Director Independence
The Nasdaq Rules require that a majority of the members of our Board qualify as “independent,” as affirmatively determined by our Board. Our Board has determined that each of Mses. Brockovich and Latham and Messrs. Anbalagan, Beindorff, Greer, Judd, Lewis, and Mauro are “independent directors” under Nasdaq Rules. Ms. Brockovich resigned from our Board in August 2024.
CODE OF ETHICS
We have adopted the LifeVantage Corporation Code of Business Conduct and Ethics (the "Code of Business Conduct and Ethics") which applies to all of our executive officers, employees, and members of our Board. Our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make; (3) compliance with applicable governmental laws, rules, and regulations; (4) the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and (5) accountability for adherence to the Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics is available on our website at http://investor.lifevantage.com/corporate-governance. In the event that an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to any of our directors or executive officers is necessary, we intend to post such information on our website. Our website does not constitute part of this proxy statement.
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file. The SEC has established specific due dates for these reports, and we are required to report in this proxy statement any failure to file by the specific due dates.
Delinquent Section 16(a) Reports
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2024, we believe that all such reports were filed on a timely basis except for the following: (i) one report by Mr. Beindorff with respect to one transaction involving the transfer of shares held directly by Mr. Beindorff to a trust to which Mr. Beindorff is trustee; (ii) one report by Mr. Mauro with respect to eight transactions involving the transfer of shares of common stock held directly by Mr. Mauro to trusts to which Mr. Mauro is trustee and to his SEP IRA's; and (iii) one report by Mr. Fife with respect to two transactions, one of which involved reporting the vesting of a performance stock unit award (“PSU award”) granted to Mr. Fife pursuant to which such PSU award converted into shares of common stock, and one of which involved shares that were withheld to satisfy tax withholding obligations in connection with the vesting of the PSU award.
HOUSEHOLDING OF PROXY MATERIALS
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, this proxy statement, the proxy card, and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs, and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate notices and proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.
To receive, free of charge, a separate copy of the proxy materials, or to request delivery of a single copy if a stockholder is receiving multiple copies of the proxy materials, stockholders may write or call the Company at the following:
LifeVantage Corporation
Attn: Investor Relations
3300 Triumph Blvd., Suite 700
Lehi, Utah 84043
(801) 432-9000
Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for our fiscal year ended June 30, 2024 (which includes our financial statements for the fiscal year ended June 30, 2024), which was filed with the SEC on August 28, 2024, will be made available to stockholders, without charge, upon written request to LifeVantage Corporation, Attn: Investor Relations, 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043. Exhibits will be provided upon written request and payment of an appropriate processing fee.
OTHER MATTERS
Our Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment and in the manner they believe to be in the best interest of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act.

By Order of the Board of Directors
September 20, 2024	/s/ Steven R. Fife
Steven R. Fife
President and Chief Executive Officer

ANNEX A

LIFEVANTAGE CORPORATION
2017 LONG-TERM INCENTIVE PLAN

(Adopted on December 6, 2016,
Effective on February 16, 2017 and
Amended on November 16, 2017, January 19, 2018,
September 20, 2018, August 27, 2020, September 19, 2022, September 21, 2023, and August 26, 2024)

SECTION 1. INTRODUCTION

The Board adopted the LifeVantage Corporation 2017 Long-Term Incentive Plan on the Adoption Date conditioned upon and subject to obtaining Company stockholder approval. Stockholder approval for the Plan was obtained on February 16, 2017. The Board amended the Plan on November 16, 2017 and January 19, 2018, pursuant to which 425,000 Shares in the aggregate were added to the reserve under the Plan, such that the maximum aggregate number of Shares that may be issued under the Plan (and pursuant to the exercise of Incentive Stock Options) shall be 1,550,000 Shares (the “2017/2018 Amendment”). The 2017/2018 Amendment was approved by the Company’s stockholders on February 2, 2018. On September 20, 2018, the Board further amended the Plan to add 715,000 Shares to the reserve under the Plan and increase the maximum aggregate number of Shares that may be issued under the Plan (and pursuant to the exercise of Incentive Stock Options) from 1,550,000 Shares to 2,265,000 (the “September 2018 Amendment”). The September 2018 Amendment was approved by the Company’s stockholders on November 15, 2018. On August 27, 2020, the Board further amended the Plan to add 650,000 Shares to the reserve under the Plan to increase the maximum aggregate number of Shares that may be issued under the Plan (and pursuant to the exercise of Incentive Stock Options) from 2,265,000 to 2,915,000 (the “August 2020 Amendment”). The August 2020 Amendment was approved by the Company’s stockholders on November 12, 2020. On September 19, 2022, the Board further amended the Plan to (i) add 1,052,000 Shares to the reserve under the Plan to increase the maximum aggregate number of Shares that may be issued under the Plan (and pursuant to the exercise of Incentive Stock Options) from 2,915,000 to 3,967,000, (ii) amend the share recycling provisions set forth in Section 5(b) and (iii) amend the vesting acceleration provisions applicable to Awards upon a Change in Control in Section 12 (the “September 2022 Amendment”). The September 2022 Amendment was approved by the Company’s stockholders on November 10, 2022. On September 21, 2023, the Board further amended the Plan to add 1,138,000 shares to the reserve under the Plan to increase the maximum aggregate number of Shares that may be issued under the Plan (and pursuant to the exercise of Incentive Stock Options) from 3,967,000 to 5,105,000 (the “September 2023 Amendment”). The September 2023 Amendment was approved by the Company’s stockholders on November 6, 2023. On August 26, 2024, the Board further amended the Plan to remove individual grant limitations under the Plan and certain performance-based provisions, both of which are no longer applicable following the repeal of the performance-based exemption in Code Section 162(m).

The purposes of the Plan are to (i) attract and retain the services of persons eligible to participate in the Plan; (ii) motivate Selected Employees, by means of appropriate equity and performance based incentives, to achieve long-term performance goals; (iii) provide equity and performance based incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other stockholders and thereby promote the financial interests of the Company and its affiliates and enhancement of stockholder return.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Non statutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants, Stock Units and/or Cash Awards, as well as any other form of equity award consistent with the terms of the Plan.

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Award Agreement.

SECTION 2. DEFINITIONS

(a) “Adoption Date” means December 6, 2016.

(b) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(c) “Award” means any award, under this Plan, to a Selected Employee of an Option, SAR, Restricted Stock Grant, Stock Unit or any Cash Award.

(d) “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Grant Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

(e) “Board” means the Board of Directors of the Company, as constituted from time to time.

(f) “Cash Award” means an award of a bonus opportunity, under this Plan, that (i) is payable in cash, (ii) is not an Option, SAR, Restricted Stock Grant or Stock Unit and (iii) is paid based on achievement of Performance Goal(s).

(g) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option’s tax withholding obligations as provided in Section 14(b).

(h) “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or applicable Award Agreement (and in such case the employment agreement or Award Agreement shall govern as to the definition of Cause), (i) dishonesty or fraud, (ii) serious willful misconduct, (iii) unauthorized use or disclosure of confidential information or trade secrets, (iv) conviction or confession of a felony, or (v) any other act or omission by a Participant that, in the opinion of the Company, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Company’s chief human resources officer or other person performing that function or, in the case of Participants who are Directors or Officers or Section 16 Persons, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of confidentiality or other restrictive covenants that may apply to the Participant.

(i) “Change in Control” means, except as may otherwise be provided in a Participant’s employment agreement or applicable Award Agreement (and in such case the employment agreement or Award Agreement shall govern as to the definition of Change in Control), the occurrence of any one or more of the following: (i) any merger, consolidation or business combination in which the stockholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity, (ii) the sale of all or substantially all of the Company's assets, (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of the outstanding Shares by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act), (iv) the dissolution or liquidation of the Company, or (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(k) “Committee” means a committee described in Section 3.

(l) “Common Stock” means the Company’s common stock, $0.0001 par value per Share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(m) “Company” means LifeVantage Corporation, a Colorado corporation.

(n) “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee, Director or Non-Employee Director and who qualifies as a consultant or adviser under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(o) “Director” means a member of the Board who is also an Employee.

(p) “Disability” means, except as may otherwise be provided in a Participant’s employment agreement or applicable Award Agreement (and in such case the employment agreement or Award Agreement shall govern as to the definition of Disability), that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(q) “Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate.

(r) “Equity Award” means any Award other than a Cash Award.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

(u) “Fair Market Value” means the market price of a Share, determined by the Committee as follows:

(i) If the Shares are traded on a stock exchange (such as the New York Stock Exchange, NYSE MKT, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there are no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii) If the Shares are traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date, or if there are no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

(v) “Fiscal Year” means the Company’s fiscal year.

(w) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(x) “Net Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Optionee may be further reduced if Net Exercise is utilized under Section 14(b) to satisfy applicable tax withholding obligations.

(y) “Non-Employee Director” means a member of the Board who is not an Employee.

(z) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(aa) “Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(bb) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Stock Option Agreement.

(cc) “Optionee” means an individual, estate or other entity that holds an Option.

(dd) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.

(ee) “Participant” means an individual or estate or other entity that holds an Award.

(ff) “Performance Goals” means one or more objective performance targets established for a Participant which may be described in terms of Company-wide objectives and/or objectives that are related to the performance of the individual Participant or a Parent, Subsidiary, Affiliate, division, department or function within the Company or entity in which the Participant is employed, and such targets may be applied either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.

(gg) “Performance Period” means any period of time as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(hh) “Plan” means this LifeVantage Corporation 2017 Long-Term Incentive Plan as it may be amended from time to time.

(ii) “Prior Equity Compensation Plan Award” means an award outstanding under a Prior Equity Compensation Plan as of the September 2022 Amendment.

(jj) “Prior Equity Compensation Plans” means the Company’s 2010 Long-Term Incentive Plan (the “2010 Plan”), 2007 Long-Term Incentive Plan (as assumed from Lifeline Therapeutics, Inc., a Colorado corporation) and its predecessor plans and any other Company equity compensation plans.

(kk) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)).

(ll) “Restricted Stock Grant” means Shares awarded under the Plan as provided in Section 9.

(mm) “Restricted Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Restricted Stock Grant.

(nn) “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(oo) “SEC” means the Securities and Exchange Commission.

(pp) “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(qq) “Securities Act” means the Securities Act of 1933, as amended.

(rr) “Selected Employee” means an Employee, Consultant, Director, or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.

(ss) “Separation From Service” means a Participant’s separation from service with the Company within the meaning provided to such term under Code Section 409A.

(tt) “Service” means service as an Employee, Director, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. A Participant’s Service does not terminate if he or she is a common-law employee with respect to the Company, a Parent, a Subsidiary or an Affiliate and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service commences and terminates for all purposes under the Plan. For avoidance of doubt, a

Participant’s Service shall not be deemed terminated if the Committee determines that (i) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a termination of Service, (ii) the Participant transfers between service as an Employee and service as a Consultant or other personal service provider (or vice versa), or (iii) the Participant transfers between service as an Employee and that of a Non-Employee Director (or vice versa). The Committee may determine whether any company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final and binding.

(uu) “Share” means one share of Common Stock.

(vv) “Stockholder Approval Date” means the date that the Company’s stockholders approve this Plan provided that such approval must occur on or before the first anniversary of the Adoption Date.

(ww) “Specified Employee” means a Participant who is considered a “specified employee” within the meaning provided to such term under Code Section 409A.

(xx) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in Section 8.

(yy) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(zz) “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan and as provided in Section 10.

(aaa) “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of Stock Units.

(bbb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.

(ccc) “Termination Date” means the date on which a Participant’s Service terminates as determined by the Committee.

(ddd) “10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION

(a) Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Board’s compensation committee (or a comparable committee of the Board) shall be the Committee. The Board may also at any time terminate the functions of the Committee and re-assume all powers and authority previously delegated to the Committee.

To the extent required, the Committee shall have membership composition which enables Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.

The Board may also appoint one or more separate committees of the Board, each composed of directors of the Company who need not qualify under Rule 16b-3 of the Exchange Act, that may administer the Plan with respect to Selected Employees who are not Section 16 Persons, may grant Awards under the Plan to such Selected Employees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more Officers, that may authorize Awards to Employees (who are not Section 16 Persons) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

The Committee shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Shares are traded.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:

(i) determining Selected Employees who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements, Performance Goals (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award Agreement;
(iv) accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) interpreting the Plan and any Award Agreements;

(vi) making all other decisions relating to the operation of the Plan; and

(vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as appendices.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform oversight or administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL

(a) General Eligibility. Only Employees, Consultants, Directors and Non-Employee Directors shall be eligible for designation as Selected Employees by the Committee.

(b) Incentive Stock Options. Only Selected Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Selected Employee who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action.

(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d) Beneficiaries. A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e) Performance Goals. The Committee may, in its discretion, include Performance Goals or other performance objectives in any Award.

Notwithstanding satisfaction of any completion of any Performance Goal, to the extent specified at the time of grant of an Award, the number of Shares, Options, SARs, Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(f) No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 11. For the avoidance of doubt, no Award shall allow for the payment of dividends with respect to any portion of the Award that does not vest or as to which applicable vesting or performance conditions are not satisfied.

(g) Termination of Service. Unless the applicable Award Agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR as applicable):

(i) if the Service of a Participant is terminated for Cause, then all of the Participant’s Options, SARs, unvested portions of Stock Units and unvested portions of Restricted Stock Grants shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had previously paid to the Company to acquire Shares underlying the forfeited Awards);

(ii) if the Service of Participant is terminated for any reason other than for Cause and other due to the Participant’s death or Disability, then the vested portion of the Participant’s then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three months after the Termination Date and all unvested portions of the Participant’s outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had previously paid to the Company to acquire Shares underlying the forfeited Awards); or

(iii) if the Service of a Participant is terminated due to the Participant’s death or Disability, the vested portion of the Participant’s then outstanding Options/SARs may be exercised within twelve months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had previously paid to the Company to acquire Shares underlying the forfeited Awards).

(h) Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. Each payment to a Participant made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or for any damages for failing to comply with Code Section 409A.

(i) Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or SAR (or payment of a Cash Award or vesting of Restricted Stock Grants or Stock Units) pending a determination of whether there was in fact an act of

Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option or SAR whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

(j) Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award Agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

(k) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(l) Liability of Company. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

(m) Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(n) Re-Pricing of Options or SARs. Notwithstanding anything to the contrary, without the approval of Company stockholders and except as provided in Section 11(a), outstanding Options or SARs may not be re-priced, replaced or regranted (i) through cancellation, whether in exchange for cash or another type of Award, (ii) by lowering the Exercise Price of a previously granted Option or SAR or (iii) by replacing a previously granted Option or SAR with a new Option or SAR with a lower Exercise Price.

(o) Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.

(p) Governing Law. This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Utah but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Utah to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(q) Minimum Vesting Requirement. No Award granted on or after July 1, 2018 shall vest, become exercisable or be settled on a date that is earlier than the first anniversary of the grant date of the Award; provided however that this minimum vesting and exercisability requirement shall not apply (i) to up to 5% of the aggregate number of shares reserved for issuance hereunder, (ii) if Section 12 applies, or (iii) with respect to an Award held by a Participant whose Service terminates as a result of his or her death or disability.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS

(a) Basic Limitations. The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as provided in Section 11, the maximum aggregate number of Shares that may be issued under the Plan shall not exceed the sum of (i) 4,630,000 Shares, (ii) the number of Shares reserved under the 2010 Plan that are not issued or subject to outstanding awards under the 2010 Plan on the Stockholder Approval Date, (iii) any Shares subject to outstanding options or other awards under the 2010 Plan on the Stockholder Approval Date that subsequently expire or lapse unexercised and Shares issued pursuant to awards granted under the 2010 Plan that are outstanding on the Stockholder Approval Date and that are subsequently forfeited to or repurchased by the Company, and (iv) the additional Shares described in Section 5(b); provided, however, that no more than 475,000 Shares, in the aggregate, shall be added to the Plan pursuant to clauses (ii) and (iii). No more than 5,105,000 Shares plus the additional Shares described in Section 5(b) may be issued under the Plan upon the exercise of ISOs.

(b) Share Re-Use. If Equity Awards are forfeited or are terminated for any reason other than being exercised, then the Shares underlying such Equity Awards shall again become available for Equity Awards under the Plan. If SARs are exercised or Stock Units are settled in Shares, then only the number of Shares (if any) actually issued in settlement of such SARs or Stock Units shall reduce the number of Shares available under the Share limits stated in Section 5(a) and the balance shall again become available for Equity Awards under the Plan. If a Participant pays the Exercise Price by Net Exercise or by surrendering previously owned Shares (or by stock attestation) and/or, as permitted by the Committee, pays any withholding tax obligation with respect to an Equity Award by electing to have Shares withheld or surrendering previously owned Shares (or by stock attestation), the surrendered Shares and the Shares withheld to pay taxes shall be available for issuance under the Plan and shall not count toward the Share limits set forth in Section 5(a). Any Shares that are delivered and any Equity Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided in Sections 6(e), 8(f), 9(e) or 10(e)) shall not be counted against the Share limit specified in Section 5(a). Notwithstanding the foregoing, following the September 2022 Amendment, the following Shares shall not become or again be available for grants of Awards under the Plan: (a) Shares delivered (either by actual delivery or stock attestation) to the Company by a Participant or withheld by the Company to satisfy the applicable exercise price of an Option or Prior Equity Compensation Plan Award that is an option and/or satisfy any applicable tax withholding obligation with respect to an Option or Stock Appreciation Right or Prior Equity Compensation Plan Award that is an option or stock appreciation right (including Shares retained by the Company from the Option or Stock Appreciation Right or Prior Equity Compensation Plan Award that is an option or a stock appreciation right being exercised and/or creating the tax obligation), (b) Shares subject to a Stock Appreciation Right that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right, and (c) Shares purchased on the open market with the cash proceeds from the exercise of Options.

(c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Equity Awards.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS

(a) Stock Option Agreement. Each Award of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and is subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. Except with respect to outstanding stock options being assumed or Options being granted in exchange for cancellation of outstanding options granted by another issuer as provided under Section 6(e), the Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO Awards to 10-Percent Stockholders) on the date of Award.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Award (and may be for a shorter period of time than ten years). No Option can be exercised after the expiration date specified in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events. Notwithstanding the previous sentence, an ISO that is granted to a 10-Percent Stockholder shall have a maximum term of five years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, in accordance with Section 4(n), the Committee may not Re-Price outstanding Options without approval from the Company's stockholders, except as provided in Section 11(a). No modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

(f) Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. PAYMENT FOR OPTION SHARES

(a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased by the Optionee, except as follows and if so provided for in an applicable Stock Option Agreement:

(i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

(b) Surrender of Stock. To the extent that the Committee makes this Section 7(b) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Cashless Exercise. To the extent that the Committee makes this Section 7(c) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d) Net Exercise. To the extent that the Committee makes this Section 7(d) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Net Exercise.

(e) Other Forms of Payment. To the extent that the Committee makes this Section 7(e) applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

(a) SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Goals). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. Except with respect to outstanding stock appreciation rights being assumed or SARs being granted in exchange for cancellation of outstanding stock appreciation rights granted by another issuer as provided under Section 8(f), the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Award.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Award. No SAR can be exercised after the expiration date specified in the applicable SAR Agreement. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. A SAR may be included in an ISO only at the time of Award but may be included in an NSO at the time of Award or at any subsequent time, but not later than six months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable SAR agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after the Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, in accordance with Section 4(n), the Committee may not Re-Price outstanding SARs without approval from the Company's stockholders, except as provided in Section 11(a). No modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR.

(g) Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9. TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS

(a) Restricted Stock Grant Agreement. Each Restricted Stock Grant awarded under the Plan shall be evidenced by a Restricted Stock Grant Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the Restricted Stock Grant Agreements entered into under the Plan need not be identical.

(b) Number of Shares and Payment. Each Restricted Stock Grant Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 11. Restricted Stock Grants may be issued with or without cash consideration under the Plan.

(c) Vesting Conditions. Each Restricted Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Grant Agreement. A Restricted Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(d) Voting and Dividend Rights. The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders; provided however that any dividends attributed to Shares that are unvested (whether such dividends are in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends relate; and provided further that this sentence is subject to the final sentence of Section 4(f). Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(e) Modification or Assumption of Restricted Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.

(f) Assignment or Transfer of Restricted Stock Grants. Except as provided in Section 14, or in a Restricted Stock Grant Agreement, or as required by applicable law, a Restricted Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(f) shall be void. However, this Section 9(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Restricted Stock Grant Awards by will or pursuant to Section 4(d).

SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS

(a) Stock Unit Agreement. Each Award of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

(b) Number of Shares and Payment. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 11. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units shall be subject to the same vesting conditions and restrictions as the Stock Units to which they attach, provided that this sentence is subject to the final sentence of Section 4(f).

(e) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.

(f) Assignment or Transfer of Stock Units. Except as provided in Section 14, or in a Stock Unit Agreement, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(f) shall be void. However, this Section 10(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Stock Units pursuant to Section 4(d).

(g) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Unit Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(h) Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. ADJUSTMENTS

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(i) the number and kind of securities available for Equity Awards (and which can be issued as ISOs) under Section 5;

(ii) the number and kind of securities covered by each outstanding Equity Award;

(iii) the Exercise Price under each outstanding SAR and Option, and the repurchase price, if any, applicable to the unvested portion of Restricted Stock Grants; and

(iv) the number and kind of outstanding securities issued under the Plan.

(b) Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11, a Participant’s Equity Award covers additional or different shares of stock or securities, then such additional or different shares and the Equity Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Equity Award and the Shares subject to the Equity Award prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12. EFFECT OF A CHANGE IN CONTROL

(a) Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, that subject to the consummation of the merger or other reorganization, for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for their cancellation with or without consideration, in all cases without the consent of the Participant.

(b) Acceleration. Except as otherwise provided in the applicable Award Agreement (and in such case the applicable Award Agreement shall govern), in the event that a Change in Control occurs and there is no assumption, substitution or continuation of Awards pursuant to Section 12(a), (1) with respect to outstanding Awards subject to service-based vesting conditions, 100% of the unvested portion of such Awards shall accelerate and vest immediately upon the Change in Control, and (2) with respect to outstanding Awards subject to performance-based vesting conditions, such Awards shall accelerate and vest upon the Change in Control with respect to the portion of the Award determined based on the greater of (A) target level applicable to the Award or (B) the actual level of achievement measured as of either the end of the applicable Performance Period (if the Performance Period ends prior to the Change in Control but actual performance has not yet been determined) or the effective date of the Change in Control (if the Change in Control occurs prior to the end of the Performance Period), as applicable. For avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein for Equity Awards intrinsic value equals the difference between the market value of a Share and any per Share exercise price).

SECTION 13. LIMITATIONS ON RIGHTS

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Service as an Employee, Consultant, Director or Non-Employee Director or to receive any other Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any).

(b) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Equity Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(c) Dissolution. To the extent not previously exercised or settled, Options, SARs, unvested Stock Units and unvested Restricted Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company.

(d) Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

SECTION 14. TAXES

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day.

Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding or income tax obligations (up to the maximum amount permitted by applicable law) related to an Equity Award through a sale of Shares underlying the Equity Award or, in the case of Options, through Net Exercise or Cashless Exercise.

SECTION 15. DURATION AND AMENDMENTS

(a) Term of the Plan. The Plan was originally effective on the Adoption Date and was amended on November 16, 2017, January 19, 2018, September 20, 2018, August 27, 2020, September 19, 2022, September 21, 2023, and August 26, 2024. In any event, the Plan shall terminate no later than on the day before the tenth anniversary of the Adoption Date. The Plan may be terminated by the Board on any earlier date pursuant to Section 15(b). This Plan will not in any way affect outstanding awards that were issued under the Prior Equity Compensation Plans or other Company equity compensation plans.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.

SECTION 16. EXECUTION

To record the adoption of this Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

LIFEVANTAGE CORPORATION

By: Steven R. Fife
Title: President and Chief Executive Officer

ANNEX B

LIFEVANTAGE CORPORATION
2019 EMPLOYEE STOCK PURCHASE PLAN
(Adopted on September 20, 2018, Effective on November 15, 2018
and Amended on January 24, 2019 and August 26, 2024)

SECTION 1. PURPOSE OF THE PLAN.

The Board adopted the Plan on September 20, 2018, and it became effective upon its approval by the Company’s stockholders on November 15, 2018. The Plan was amended on January 24, 2019 and August 26, 2024. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions or other approved contributions.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a) General. The Plan may be administered by the Board or one or more Committees. Each Committee shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Stock is traded, and shall have the authority and be responsible for such functions as have been assigned to it.

(b) Powers of the Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Administrator may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan.

(c) Effects of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

(d) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice of law provisions).

SECTION 3. STOCK OFFERED UNDER THE PLAN.

(a) Authorized Shares. The number of shares of Stock available for purchase under the Plan shall be 800,000 shares of the Company’s Stock (subject to adjustment pursuant to Subsection (b) below). Shares of Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares.

(b) Anti-Dilution Adjustments. In the event that any dividend or other distribution (whether in the form of cash, stock or other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Stock or other securities of the Company, or other similar change in the corporate structure of the Company affecting the Stock and effected without receipt or payment of consideration by the Company occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, there will be a proportionate adjustment of the number and class of Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares and class of Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 3(a) and 9(c).

(c) Reorganizations. In the event of a Corporate Reorganization, the outstanding rights to purchase Stock under any Offering Period then in progress may be continued, assumed or substituted by the surviving entity or its parent. If such acquirer refuses to continue, assume or substitute for any such Offering Period, then a new Purchase Date shall be set prior to the effective time of the Corporate Reorganization, the Participants’ accumulated contributions will be applied to purchase Stock on such date, and any such Offering Periods shall terminate immediately after such purchase. In the event a new Purchase Date is set under this Section 3(c), Participants will be given notice of the new Purchase Date. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4. ENROLLMENT AND PARTICIPATION.

(a) Offering Periods and Purchase Periods.

(i) Base Offering Periods. The Committee may establish Offering Periods of such frequency and duration as it may from time to time determine as appropriate (the “Base Offering Periods”); provided that a Base Offering Period shall in no event be longer than 27 months (or such other period as may be imposed under applicable tax law). The Base Offering Periods are intended to qualify under Code Section 423. Unless changed by the Committee, the Plan shall operate such that two Base Offering Periods, each of six months’ duration and each including a single six-month Purchase Period, will commence at such time and under such conditions as the Committee may determine.

(ii) Additional Offering Periods. At the discretion of the Administrator, additional Offering Periods (the “Additional Offering Periods”) may be conducted under the Plan including, if necessary or advisable in the sole discretion of the Administrator, under a separate sub-plan or sub-plans, permitting grants to Eligible Employees of certain Participating Companies (each, a “Sub-Plan”). Such Additional Offering Periods may be designed to achieve desired tax objectives in particular locations outside the United States or to comply with local laws applicable to offerings in such foreign jurisdictions and will not be intended to qualify under Code Section 423. Additional Offering Periods may run concurrent to the Base Offering Periods. Alternatively, the Administrator may determine a different commencement and duration of an Additional Offering Period, and Additional Offering Periods may be consecutive or overlapping. The other terms and conditions of each Additional Offering Period shall be those set forth in this Plan document or in terms and conditions approved by the Administrator with respect to such Additional Offering Period (whether or not set forth in a written Sub-Plan), with such changes or additional features as the Administrator determines. Each Additional Offering Period (whether or not set forth in a written Sub-Plan) shall be considered a separate plan from the Plan (the “Statutory Plan”). The total number of Shares authorized to be issued under the Plan as provided in Section 3 above applies in the aggregate to the Statutory Plan and any Additional Offering Period. Unless otherwise superseded by the terms and conditions approved by the Administrator with respect to an Additional Offering Period, the provisions of this Plan document shall govern the operation of any offering conducted hereunder.

(iii) Separate Offerings. Each Base Offering Period and each Additional Offering Period conducted under the Plan is intended to constitute a separate “offering” for purposes of Code Section 423.

(iv) Equal Rights and Privileges. To the extent an Offering Period is intended to qualify under Code Section 423, all participants in such Offering Period shall have the same rights and privileges with respect to their participation in such Offering Period in accordance with Code Section 423 and the regulations thereunder except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5).

(b) Enrollment . In the case of any individual who qualifies as an Eligible Employee on the last day of any Enrollment Period, he or she may elect to become a Participant on such day by filing the prescribed enrollment form with the Company. The enrollment form shall be filed in the prescribed manner during the applicable Enrollment Period for such Offering Period.

(c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i) Reaches the end of the Offering Period or Purchase Period, as applicable, in which his or her employee contributions were discontinued under Section 5(c) or 9(b);

(ii) Withdraws from the Plan under Section 6(a); or

(iii) Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation as described therein. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above.

(d) Applicable Offering Period. For purposes of calculating the Purchase Price under Section 8(b), the applicable Offering Period shall be determined as follows:

(i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above, or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) or (iii) below.

(ii) Any other provision of the Plan notwithstanding, the Administrator (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.

(iii) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5. EMPLOYEE CONTRIBUTIONS.

(a) Commencement of Payroll Deductions. A Participant may purchase shares of Stock under the Plan by means of payroll deductions or (if so approved by the Administrator with respect to all Participants in an Offering Period) other approved contributions in form and substance satisfactory to the Administrator. Payroll deductions or other approved contributions shall commence as soon as reasonably practicable after the Company has received the prescribed enrollment form. In jurisdictions where payroll deductions are not permitted under local law, Participants may purchase shares of Stock by making contributions in the form that is acceptable and approved by the Administrator.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the prescribed enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c) Reducing Withholding Rate or Discontinuing Payroll Deductions. If a Participant wishes to reduce his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company during the applicable Enrollment Period. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form. The new withholding rate may be 0% or any whole percentage of the Participant’s Compensation, but not more than his or her old withholding rate. No Participant shall make more than one election under this Subsection (c) during any Purchase Period. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).)

(d) Increasing Withholding Rate. If a Participant wishes to increase his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company during the applicable Enrollment Period. The new withholding rate may be effective on the first day of the next-upcoming Offering Period in which the Participant participates. The new withholding rate may be any whole percentage of the Participant’s Compensation, but not less than 1% nor more than 15%. An increase in a Participant’s rate of payroll withholding may not take effect during an Offering Period.

SECTION 6. WITHDRAWAL FROM THE PLAN.

(a) Withdrawal. A Participant may elect to withdraw from the Plan (or, if applicable, from an Offering Period) by filing the prescribed form with the Company in the prescribed manner at least fifteen (15) calendar days prior to a Purchase Date (or such other time as is specified by the Administrator). As soon as reasonably practicable thereafter, payroll deductions or other approved contributions shall cease and the entire amount credited to the Participant’s Plan Account with respect to such Offering Period shall be refunded to him or her in cash, without interest (except as otherwise required by the laws of the local jurisdiction). No partial withdrawals from an Offering Period shall be permitted.

(b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b) during an Enrollment Period. Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7. CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a).

(b) Transfers of Employment. If a Participant transfers employment from a Participating Company that is participating in a Base Offering Period to a Participating Company that is participating in an Additional Offering Period, he or she will immediately cease to participate in the Base Offering Period as applicable; however, such Participant’s Plan Account will be transferred to the Additional Offering Period, and such Participant will immediately join such Additional Offering Period on the terms and conditions applicable to such Additional Offering Period, except for any modifications required by applicable law. If a Participant transfers employment from a Participating Company that is participating in an Additional Offering Period to a Participating Company that is participating in a Base Offering Period, he or she will continue to participate in the Additional Offering Period until the earlier of (i) the end of such Additional Offering Period, or (ii) the commencement of the first Base Offering Period in which he or she is eligible. If a Participant transfers employment from a Participating Company to a Related Corporation that is not a Participating Company, he or she shall be deemed to have withdrawn from the Plan pursuant to Section 6(a).

(c) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate on the first day following three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(d) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid in cash, without interest (unless otherwise required by the laws of the local jurisdiction), to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 8. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Unless otherwise required by the laws of the local jurisdiction, (i) amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes, and (ii) no interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased on a Purchase Date shall be the lower of:

(i) 85% of the Fair Market Value of such share on the first trading day of such Offering Period; or

(ii) 85% of the Fair Market Value of such share on the Purchase Date.

(c) Number of Shares Purchased. On each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Offering Period in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing number of shares of Stock purchasable by a Participant are subject to the limitations set forth in Subsection (d) below and in Section 9. The Administrator may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase with respect to a particular Purchase Period exceeds (i) the number of shares of Stock that were available under Section 3 above for sale under the Plan on the first day of the applicable Offering Period, or (ii) the number of shares that were available under Section 3 above for sale under the Plan on the applicable Purchase Date, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase. The Company may make a pro rata allocation of the shares available on the first day of an applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such date. In the event of a pro-rata allocation under this Section (d), the Administrator may determine in its discretion to continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 14.

(e) Issuance of Stock. The shares of Stock purchased by a Participant under the Plan may be registered in the name of such Participant, or jointly in the name of such Participant and his or her spouse as joint tenants with the right of survivorship or as community property (with or without the right of survivorship). The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. (The two preceding sentences shall apply whether or not the Participant is required to pay income tax in the United States.)

(f) Tax Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations, if any, are satisfied.

(g) Unused Cash Balances. Subject to the final sentence of Section 8(c), any amount remaining in the Participant’s Plan Account at the end of a Purchase Period solely by reason of the inability to purchase a fractional share will be carried over to the next Purchase Period. Any balance remaining in a Participant’s Plan Account for any other reason will be promptly refunded to the Participant in cash, without interest (except as otherwise required by the laws of the local jurisdiction).

(h) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9. PLAN LIMITATIONS.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if, immediately after such right is granted, such Participant would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Related Corporation, applying the stock attribution rules of Code Section 424(d), and including any stock in which the Participant may purchase under outstanding options as stock owned by such Participant.

(b) Dollar Limit. As specified by Code Section 423(b)(8), no Participant shall be entitled to accrue rights to purchase Stock pursuant to any such rights outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Stock accrued under any other right to purchase Stock under the Plan, and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Related Corporation, would otherwise permit such Participant to purchase more than $25,000 worth of Stock of the Company or any Related Corporation (determined on the basis of the Fair Market Value per share on the date such rights are granted, and which, with respect to the Plan, will be determined as of the beginning of the respective Offering Period) for each calendar year such rights are at any time outstanding.If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the next Purchase Period with a scheduled Purchase Date in the next calendar year, provided that he or she is an Eligible Employee at the beginning of such Purchase Period.

(c) Purchase Period Share Purchase Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase more than 3,000 shares of Stock with respect to any Purchase Period; provided that the Administrator may, for future Offering Periods, increase or decrease in its absolute discretion, the maximum number of shares of Stock that a Participant may purchase during each Purchase Period.

SECTION 10. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12. NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 13. SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued, and the Company shall have no liability for failure to issue shares of Stock, under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

(a) General Rule. The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Stock on the next Purchase Date, or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 3(c)). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares of Stock will be returned to the Participants (without interest thereon, except as otherwise required by the laws of the local jurisdiction) as soon as administratively practicable.

(b) Administrator’s Discretion. Without stockholder consent and without limiting Subsection (a) above, the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any Offering Period to enable the purchase rights to qualify under and/or comply with Section 423 of the Code, and establish such other limitations or procedures as it determines in its sole discretion advisable which are consistent with the Plan. The actions of the Board and the Committee pursuant to this paragraph will not be considered to alter or impair the purchase rights granted under an Offering Period as they are to be deemed part of the initial terms of such Offering Period and purchase rights.

(c) Accounting Considerations. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) Amending the Plan to conform with the safe harbor definition under Financial Accounting Standards Board Accounting Standards Codification Topic 718, including with respect to an Offering Period underway at the time;

(ii) Altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) Shortening any Offering Period (and any Purchase Periods encompassed by such Offering Period) by setting a new Purchase Date, including with respect to an Offering Period underway at the time of the Administrator’s action;

(iv) Reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and

(v) Reducing the maximum number of shares of Stock a Participant may purchase during any Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants. The actions of the Board and the Committee pursuant to this paragraph will not be considered to alter or impair the purchase rights granted under an Offering Period as they are to be deemed part of the initial terms of such Offering Period and purchase rights.

(d) Stockholder Approval. Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required under Section 14(e) or by any applicable law or regulation.

(e) Plan Termination. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (i) the Plan is extended by the Board and (ii) the extension is approved within 12 months by a vote of the stockholders of the Company.

SECTION 15. DEFINITIONS.

(a) “Administrator” means the Board or any Committee administering the Plan in accordance with Section 2.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

(e) “Company” means LifeVantage Corporation, a Delaware corporation.

(f) “Compensation” means, unless otherwise determined by the Administrator in its discretion, all regular base salary and overtime wages paid to a Participant by a Participating Company, excluding all bonuses and non-cash compensation, including allowances or reimbursements, such as moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to equity compensation awards of the Company, and similar items. The Administrator shall determine whether a particular item is included in Compensation.

(g) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(h) “Eligible Employee” means, unless otherwise determined by the Administrator prior to the last day of an Enrollment Period, a common law employee of a Participating Company. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her.

(i) “Enrollment Period” means a period prior to the start of an Offering Period during which Eligible Employees must submit the required enrollment forms to participate in such Offering Period, which period shall end at least five (5) business days (or such other date as may be specified in advance by the Administrator) prior to the start of the Offering Period.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means the price at which Stock was last sold in the principal U.S. market for the Stock on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Stock is no longer traded on a public U.S. securities market, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.

(l) “Offering Period” means any period, including as the context requires Base Offering Periods and Additional Offering Periods, with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(m) “Participant” means an Eligible Employee who participates in the Plan or any Sub-Plan, as provided in Section 4.

(n) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Administrator as a Participating Company.

(o) “Plan” means this LifeVantage Corporation 2019 Employee Stock Purchase Plan, as it may be amended from time to time.

(p) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(q) “Purchase Date” means the last trading day of a Purchase Period.

(r) “Purchase Period” means a period within an Offering Period (which for an Offering Period with only a single Purchase Period would be coterminous with the Offering Period) during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(a).

(s) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(t) “Related Corporation” means any “parent corporation” of the Company as defined in Code Section 424(e) or any Subsidiary.

(u) “Stock” means the common stock of the Company.

(v) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

LifeVantage

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V56639-P17566 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIFEVANTAGE CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

1. To elect eight directors to hold office for a one-year term expiring at our fiscal year 2026 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

Nominees	For	Against	Abstain
1a. Mr. Rajendran Anbalagan	☐	☐	☐
1b. Mr. Michael A. Beindorff	☐	☐	☐
1c. Mr. Steven R. Fife	☐	☐	☐
1d. Mr. Raymond B. Greer	☐	☐	☐
1e. Mr. Dayton Judd	☐	☐	☐
1f. Ms. Cynthia Latham	☐	☐	☐
1g. Mr. Darwin K. Lewis	☐	☐	☐
1h. Mr. Garry Mauro	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5, and 1 year on proposal 6.	For	Against	Abstain
2. To approve a non-binding, advisory resolution approving the compensation of our named executive officers;	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2025;	☐	☐	☐
4. To approve an amendment to the 2017 Long-Term Incentive Plan;	☐	☐	☐
5. To approve an amendment to the 2019 Employee Stock Purchase Plan; and	☐	☐	☐

NOTE: To conduct any other business properly brought before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V56640-P17566

LifeVantage Corporation
Annual Meeting of Stockholders
November 7, 2024 1:00 PM, MST
This proxy is solicited by the Board of Directors

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Steven R. Fife and Alissa Neufeld or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of common stock of LifeVantage Corporation (the "Company") that the stockholder(s) would be entitled to vote on all matters that may come before the Annual Meeting of Stockholders to be held at 1:00 PM, MST on November 7, 2024, at 3300 N. Triumph Blvd., Suite 700, Lehi, Utah 84043, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side